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                                                          EXHIBIT 10.6


                                 LOAN AGREEMENT

                                     AMONG

                   THE BOATMEN'S NATIONAL BANK OF ST.  LOUIS

                                  AS "LENDER"

                                      AND

                                 LABARGE, INC.,
                               LABARGE/STC, INC.,
                                      AND
                             LABARGE WIRELESS, INC,

                                 AS "BORROWER"







                            Executed June 25, 1996


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                               Table of Contents



1.  Effective Date......................................       1

2.  Definitions and Rules of Construction...............       1
    2.1.    Listed Definitions..........................       1
    2.2.    Other Definitions...........................       1
    2.3.    References to Covered Persons...............       1
    2.4.    Accounting Terms............................       1
    2.5.    "Satisfactory...............................       1
    2.6.    Computation of Time Periods.................       1
    2.7.    General.....................................       2

3.  Lender's Commitments................................       2
    3.1.    Revolving Commitments.......................       2
            3.1.1.   Revolving Advances.................       2
            3.1.2.   Limitation on Revolving Advances...       2
            3.1.3.   Revolving Notes....................       2
            3.1.4.   Borrowing Base.....................       3
                     3.1.4.1............................       3
                     3.1.4.2............................       3
            3.1.5.   Eligible Accounts..................       3
            3.1.6.   Eligible Inventory.................       5
    3.2.    Term Loan Commitment........................       5
            3.2.1.   Term Loan..........................       5
            3.2.2.   Term Notes.........................       6
    3.3.    Letter of Credit Commitment.................       6

4.  Interest; Yield Protection..........................       6
    4.1.    Interest on the Loans.......................       6
    4.2.    Definitions of Alternate Base Rate and
            Adjusted LIBO Rate..........................       6
            4.2.1.   The Alternate Base Rate............       6
            4.2.2.   Adjusted LEBO Rate.................       6
    4.3.    CBR Decrements and LIBOR Increments.........       7
    4.4.    Interest Periods............................       7
    4.5.    Conversion of Loan..........................       7
    4.6.    Time of Accrual.............................       8
    4.7.    Computation.................................       8
    4.8.    Rate After Maturity.........................       8
    4.9.    Taxes on Payments...........................       8
    4.10.   Compensation for Increase In Costs of Loans
            Subject to LIBOR Accrual....................       9
    4.11.   Losses on Loans Subject to LIBOR Accrual....       9
    4.12.   Capital Adequacy Reimbursement..............      11
    4.13.   Usury.......................................      11


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5.  Fees .............................................................      11
    5.1.     Upfront Fee .............................................      11
    5.2.     Commitment Fee ..........................................      11
    5.3.     Letter of Credit Fees ...................................      12

6.  Scheduled Payments................................................      12
    6.1.     Maturity Date............................................      12
    6.2.     Interest Payments Before Maturity Date...................      12
    6.3.     Principal Payments on Term Loan Before Maturity Date.....      13

7.  Prepayments and Reduction of Revolving Commitment.................      13
    7.1.     Voluntary Prepayments....................................      13
    7.2.     Voluntary Reduction of Revolving Commitment..............      13
    7.3.     Mandatory Prepayments....................................      13
    7.4.     Manner of Payments and Timing of Application of
             Payments.................................................      13
             7.4. 1. Payment Requirement..............................      13
             7.4.2. Application of Payments and Proceeds..............      14
    7.5.     Returned Instruments.....................................      14
    7.6.     Compelled Return of Payments or Proceeds.................      14
    7.7.     Due Dates Not on Business Days...........................      14

8.  Procedure for Obtaining Advances..................................      14
    8.1.     Term Advance.............................................      14
    8.2.     Revolving Advances.......................................      14
    8.3.     Lender's Right to Make Other Revolving Advances..........      15
    8.4.     Letters of Credit........................................      15
    8.5.     Amount, Number, and Purpose Restrictions on Revolving
             Advances.................................................      15
    8.6.     Each Advance Request a Certification.....................      15
    8.7.     Requirements for Every Advance Request...................      15
    8.8.     Requirements for Every Letter of Credit Request..........      15
    8.9.     Exoneration of Lender....................................      16

9.  Security and Guaranties...........................................      16
    9.1.     Mortgage.................................................      16
    9.2.     Security Agreements......................................      16
    9.3.     Collateral Assignments...................................      16

10. Conditions........................................................      16
    10.1.    Conditions to Initial Advances...........................      16
             10.1.1.  Listed Documents and Other Items................      17
             10.1.2.  Representations and Warranties..................      17
             10.1.3.  No Existing Default.............................      17
             10.1.4.  Perfection of Security Interests................      17
             10.1.5.  Payment of Fees.................................      17
             10.1.6.  Material Proceedings............................      17
             10.1.7.  No Material Adverse Change......................      17


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             10.1.8.  Other Items...........................        17
     10.2.   Conditions to Subsequent Advances..............        17
             10.2.1.  Conditions to Initial Advances........        17
             10.2.2.  Representations and Warranties........        17
             10.2.3.  No Existing Default...................        18
             10.2.4.  No Material Adverse Change............        18

11.  Conditions to Issuance of Letters of Credit............        18
     11.1.   Reimbursement Agreement........................        18
     11.2.   No Prohibitions................................        18
     11.3.   Conditions to Initial Advances.................        18
     11.4.   Representations and Warranties.................        18
     11.5.   No Existing Default............................        19
     11.6.   No Material Adverse Change.....................        19

12.  Representations and Warranties.........................        19
     12.1.   Organization and Existence.....................        19
     12.2.   Authorization..................................        19
     12.3.   Due Execution..................................        19
     12.4.   Enforceability of Obligations..................        19
     12.5.   Burdensome Obligations.........................        19
     12.6.   Legal Restraints...............................        20
     12.7.   Labor Contracts and Disputes...................        20
     12.8.   No Material Proceedings........................        20
     12.9.   Material Licenses..............................        20
     12.10.  Compliance with Material Laws..................        20
             12.10.1. General Compliance with Environmental
                      Laws..................................        20
             12.10.2. General Compliance with Employment Laws
                      Employment Laws.......................        20
             12.10.3. Proceedings...........................        20
             12.10.4. Investigations Regarding Hazardous
                      Materials.............................        20
             12.10.5. Notices and Reports Regarding Hazardous
                      Materials.............................        21
             12.10.6. Hazardous Materials on Real Property..        21
             12.10.7. Environmental Property Transfer Acts..        21
     12.11.  Other Names....................................        21
     12.12.  Solvency.......................................        21
     12.13.  Financial Statements...........................        21
     12.14.  No Change in Condition.........................        21
     12.15.  No Defaults....................................        21
     12.16.  Investments....................................        22
     12.17.  Indebtedness...................................        22
     12.18.  Indirect Obligations...........................        22
     12.19.  Encumbrances...................................        22
     12.20.  Operating Leases...............................        22
     12.21.  Capital Leases.................................        22
     12.22.  Tax Liabilities; Governmental Charges..........        22


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     12.23.   Pension Benefit Plans.............................          22
              12.23.1.  Prohibited Transactions.................          22
              12.23.2.  Claims..................................          23
              12.23.3.  Reporting and Disclosure Requirements...          23
              12.23.4.  Accumulated Funding Deficiency..........          23
              12.23.5.  Multi-employer Plan.....................          23
     12.24.   Welfare Benefit Plans.............................          23
     12.25.   Retiree Benefits..................................          23
     12.26.   Distributions.....................................          23
     12.27.   Real Property.....................................          24
     12.28.   State of Collateral and other Property............          24
              12.28.1.  Accounts................................          24
              12.28.2.  Inventory...............................          25
              12.28.3.  Equipment...............................          25
              12.28.4.  Intellectual Property...................          25
              12.28.5.  Documents, Instruments and Chattel
                        Paper...................................          25
     12.29.   Chief Placeof Business; Locations of Collateral...          25
              12.29.1...........................................          26
              12.29.2...........................................          26
              12.29.3...........................................          26
     12.30.   Negative Pledges..................................          26
     12.31.   Security Documents................................          26
              12.31.1.  Security Agreements.....................          26
              12.31.2.  Mortgages...............................          26
              12.31.3.  Collateral Assignments..................          26
     12.32.   S Corporation.....................................          26
     12.33.   Subsidiaries and Affiliates.......................          26
     12.34.   Margin Stock......................................          27
     12.35.   Securities Matters................................          27
     12.36.   Investment Company Act, Etc.......................          27
     12.37.   No Material Misstatements or Omissions............          27
     12.38.   Filings...........................................          27
     12.39.   Broker's Fees.....................................          27
     12.40.   Eligibility of Collateral.........................          27
13.  Survival of Representations................................          28
14.  Other Affirmative Covenants................................          28
     14.1.    Use of Proceeds...................................          28
     14.2.    Corporate Existence...............................          28
     14.3.    Maintenance of Property and Leases................          28
     14.4.    Insurance.........................................          28
     14.5.    Payment of Taxes and Other Obligations............          29
     14.6.    Compliance With Laws..............................          29
              14.6.1.   Environmental Laws......................          29
              14.6.2.   Pension Benefit Plans...................          29


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              14.6.3.   Employment Laws.........................         30
     14.7.    Discovery and Clean-Up of Hazardous Material......         30
              14.7.1.   In General..............................         30
              14.7.2.   Asbestos Clean-Up.......................         30
     14.8.    Termination of Pension Benefit Plan...............         31
     14.9.    Notice to Lender of Material Events...............         31
              14.9.1.   ........................................         31
              14.9.2.   ........................................         31
              14.9.3.   ........................................         31
              14.9.4.   ........................................         31
              14.9.5.   ........................................         32
              14.9.6.   ........................................         32
              14.9.7.   ........................................         32
              14.9.8.   ........................................         33
              14.9.9.   ........................................         33
              14.9.10.  ........................................         33
              14.9.11.  ........................................         33
              14.9.12.  ........................................         33
     14.10.   Borrowing Officer.................................         33
     14.11.   Maintenance of Security Interests of Security
              Documents.........................................         33
              14.11.1.  Preservation and Perfection of Security
                        Interests...............................         33
              14.11.2.  Collateral Held Off Borrower's Premises.         34
              14.11.3.  Compliance With Terms of Security
                        Documents...............................         34
     14.12.   Accounting System.................................         34
              14.12.1.  Account Records.........................         34
              14.12.2.  Inventory Records.......................         34
     14.13.   Financial Statements...............................        34
              14.13.1.  Annual Financial Statements.............         34
              14.13.2.  Quarterly Financial Statements..........         35
              14.13.3.  Monthly Financial Statements............         35
     14.14.   Borrowing Base Certificate........................         36
     14.15.   Audits by Lender..................................         36
     14.16.   Verification of Accounts and Notices to Account
              Debtors...........................................         36
     14.17.   Access to Officers and Auditors...................         36
     14.18.   Further Assurances................................         37

15.  Negative Covenants ........................................         37
     15.1.    Investments ......................................         37
              15.1.1.   ........................................         37
              15.1.2.   ........................................         37
     15.2.    Indebtedness .....................................         37
              15.2.1.   ........................................         37
              15.2.2.   ........................................         37
              15.2.3.   ........................................         37
              15.2.4.   ........................................         38
     15.3.    Prepayments.......................................         38

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     15.4.  Indirect Obligations................................           38
     15.5.  Security Interests..................................           38
            15.5.1.     ........................................           38
            15.5.2.     ........................................           38
            15.5.3.     ........................................           38
            15.5.4.     ........................................           38
            15.5.5.     ........................................           38
            15.5.6.     ........................................           38
            15.5.7.     ........................................           39
            15.5.8.     ........................................           39
     15.6.  Acquisitions........................................           39
     15.7.  Transactions With Affiliates........................           39
     15.8.  Conflicting Agreements..............................           39
     15.9.  Transactions Having a Material Adverse Effect.......           39

16.  Financial Covenants........................................           39
     16.1.  Special Definitions.................................           39
     16.2.  Capital Expenditures................................           40
     16.3.  Minimum Fixed Charge Coverage.......................           41
     16.4.  Minimum Tangible Net Worth..........................           41
     16.5.  Minimum Current Ratio...............................           41
     16.6.  Maximum Funded Debt to EBITDA Ratio.................           41

17.  Default....................................................           41
     17.1.  Events of Default...................................           41
            17.1.1.     Failure to Pay Principal or Interest....           41
            17.1.2.     Failure to Pay Other Amounts Owed to
                        Lender..................................           41
            17.1.3.     Failure to Pay Amounts Owed to Other
                        Persons.................................           41
            17.1.4.     Acceleration of Other Indebtedness......           41
            17.1.5.     Representations or Warranties...........           41
            17.1.6.     Certain Covenants.......................           42
            17.1.7.     Financial Covenants.....................           42
            17.1.8.     Other Covenants.........................           42
            17.1.9.     Default Under Other Agreements..........           42
            17.1.10.    Bankruptcy; Insolvency; Etc. ...........           42
            17.1.11.    Judgments; Attachment; Etc. ............           42
            17.1.12.    Pension Benefit Plan Termination, Etc. .           42
            17.1.13.    Liquidation or Dissolution..............           43
            17.1.14.    Seizure of Assets.......................           43
            17.1.15.    Racketeering Proceeding.................           43
            17.1.16.    Loan Documents; Security Interests......           43
            17.1.17.    Loss to Collateral......................           44
            17.1.18.    Material Adverse Change.................           44
     17.2.  Rights and Remedies Upon an Event of Default........           44
            17.2.1.     Cancellation of Commitments.............           44
            17.2.2.     Acceleration............................           44


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            17.2.3.  Right of Set-off...............................        44
            17.2.4.  Notice to Account Debtors......................        44
            17.2.5.  Entry Upon Premises and Access to Information..        44
            17.2.6.  Borrower's Obligations.........................        45
            17.2.7.  Exercise of Rights as Secured Party............        45
                     17.2.7.1.  ....................................        45
                     17.2.7.2.  ....................................        45
                     17.2.7.3.  ....................................        45
            17.2.8.  Miscellaneous..................................        46
     17.3.  Application of Funds....................................        46
     17.4.  Limitation of Liability; Waiver.........................        46
     17.5.  Notice..................................................        47

18.  General........................................................        47
     18.1.  Lender's Right to Cure..................................        47
     18.2.  Rights Not Exclusive....................................        47
     18.3.  Survival of Agreements..................................        47
     18.4.  Sale of Participations..................................        47
            18.4.1.  ...............................................        47
            18.4.2.  ...............................................        47
            18.4.3.  ...............................................        48
            18.4.4.  ...............................................        48
     18.5.  Assignments to Affiliates...............................        48
     18.6.  Payment of Expenses.....................................        48
     18.7.  General Indemnity.......................................        49
            18.7.1.  ...............................................        49
            18.7.2.  ...............................................        49
            18.7.3.  ...............................................        49
     18.8.  Loan Records............................................        49
     18.9.  Other Security and Guaranties...........................        50

19.  Miscellaneous..................................................        50
     19.1.  Notices.................................................        50
     19.2.  Amendments, Waivers and Consents........................        50
     19.3.  Successors and Assigns..................................        51
     19.4.  Severability............................................        51
     19.5.  Counterparts............................................        51
     19.6.  Governing Law; No Third Party Rights....................        51
     19.7.  Counterpart Facsimile Execution.........................        51
     19.8.  No Other Agreements.....................................        52
     19.9.  Incorporation By Reference..............................        52

20.  Choice of Forum................................................        52

21.  Service of Process.............................................        52


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22.  Jury Trial......................................................     52

23.  Statutory Notice................................................     53

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                            LOAN AGREEMENT


     This is an agreement (this "Agreement") executed on June 25, 1996, among Labarge, Inc., LaBarge/STC, Inc., and LaBarge Wireless, Inc., as Borrowers and THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, as Lender.

     In consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

1.   EFFECTIVE DATE.  This Agreement is effective June 25, 1996.

2.   DEFINITIONS AND RULES OF CONSTRUCTION.

     2.1. LISTED DEFINITIONS. Capitalized terms defined in the Glossary and Index of Defined Terms attached hereto as Exhibit 2.1 shall have such defined meanings wherever used in this Agreement and the other Loan Documents.

     2.2. OTHER DEFINITIONS. If a capitalized term used in this Agreement is not defined in the Glossary and Index of Defined Terms, it shall have such meaning as defined elsewhere herein, or if not defined elsewhere herein, the meaning defined in the UCC.

     2.3. REFERENCES TO COVERED PERSONS. The words "Covered Person", "a Covered Person", "any Covered Person", "each Covered Person" and "every Covered Person" refer to Borrower and each of its Subsidiaries separately. The words "Covered Persons" refer to Borrower and its Subsidiaries collectively.

     2.4. REFERENCES TO BORROWER. The word "Borrower" refers to LaBarge, Inc., LaBarge/STC, Inc., and LaBarge Wireless, Inc. both separately and collectively, and their Obligations and liabilities under the Loan Documents are joint and several.

     2.5. ACCOUNTING TERM. Unless the context otherwise requires, accounting terms herein that are not defined herein shall be calculated under GAAP. All financial measurements contemplated hereunder respecting "Borrower" shall be made and calculated for Borrower and all of its Subsidiaries, if any, unless otherwise expressly provided otherwise herein, on a consolidated basis in accordance with GAAP.

     2.6. "SATISFACTORY". Wherever herein a document or matter is required to be satisfactory to Lender, unless expressly stated otherwise such document must be satisfactory to Lender in both form and substance, and unless expressly stated otherwise, Lender shall have the absolute discretion to determine whether the document or matter is satisfactory.

     2.7. COMPUTATION OF TIME PERIODS. In the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed,

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and references in this Agreement to months and years shall be to calendar months and calendar years unless otherwise specified.

     2.8. GENERAL. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa;
(ii) references to any Person include such Person's successors and assigns, whether pursuant to a Permitted Acquisition or otherwise, but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) "including" is not limiting;
(v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole, including its Exhibits, and not to any particular provision of this Agreement; (vii) the word Section or section and Page or page refer to a section or page, respectively, and the word "Exhibit" refers to an Exhibit to this Agreement unless it expressly refers to something else; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

3.    LENDER'S COMMITMENTS.

      3.1. REVOLVING COMMITMENTS.

           3.1.1. REVOLVING ADVANCES.  Subject to the limitations in Section
      3.1.2 and elsewhere herein, Lender commits to make available from the Effective Date to the Maturity Date, a revolving credit facility of $17,000,000, or such lesser Dollar amount to which it may have been changed as provided herein, available as Revolving Advances made from time to time as provided herein. Subject to the limitations in Section
      3.1.2 and elsewhere herein, payments and prepayments that are applied to reduce the Revolving Loans may be reborrowed. Borrower may reduce the Revolving Commitment in whole multiples of $1,000,000 at any time and from time to time, but only if (i) Borrower gives Lender written notice of Borrower's intention to make such reduction at least one Business Day prior to the effective date of the reduction, and (ii) Borrower makes on the effective date of the reduction any payment on the Revolving Loan required under Section 7.3 as a consequence of the reduction. Any such reduction of the Revolving Commitment shall be permanent.

           3.1.2. LIMITATION ON REVOLVING ADVANCES. No Revolving Advance will be made which would result in the Revolving Loans exceeding the Maximum Available Amount and no Revolving Advance will be made on or after the Maturity Date. Lender may, however, in its absolute discretion make Revolving Advances which would result in the Revolving Loans exceeding the Maximum Available Amount, but shall not be deemed by doing so to have increased the Maximum Available Amount and shall not be obligated to make any such Revolving Advances thereafter. At any time after an

Event of Default occurs, the Revolving Commitment may be canceled as provided in Section 17.2. The "Maximum Available Amount" on any date for any Revolving Advance shall be a Dollar amount equal to (i) the lesser of the Revolving Commitment or the Borrowing Base on such date, minus (ii) the Letter of Credit Exposure (except to the extent that such Revolving Advance will be used immediately to reimburse Lender for unreirnbursed draws on a Letter of Credit).

     3.1.3. REVOLVING NOTES. The obligation of Borrowers to repay Lender's Revolving Loans shall be evidenced by one promissory note payable to the order of Lender in a maximum principal amount equal to its Revolving Commitment and otherwise satisfactory to Lender.


     3.1.4. BORROWING BASE. The "Borrowing Base" on any date for any Revolving Advance shall be the sum of:

      3.1.4.1. 85% of the total outstanding principal balance of Eligible Accounts as of the close of business on such date, or as certified in the Borrowing Base Certificate most recently furnished to Lender as required in Section 14.14, whichever is less; plus

           3.1.4.2. An amount equal to the sum of (i) 50% of the value of all Eligible Inventory that is finished goods, (ii) 30% of the value of all Eligible Inventory that is raw materials or work-in-process at the close of business on such date, or as certified in the Borrowing Base Certificate most recently furnished to Lender as required in Section 14.14, whichever is less.

For purposes of calculating the Borrowing Base: (i) all Inventory of Borrower shall be valued at the lower of cost or market on a first-in-first-out basis;
(ii) raw materials and work-in-process shall be deemed to be equal to total Eligible Inventory less unapplied progress payments and inventory reserves as regularly maintained by Borrower; and (iii) finished goods shall be deemed to be equal to the estimated cost of Borrower's unbilled jobs.

     3.1.5. ELIGIBLE ACCOUNTS. "Eligible Accounts" include all Accounts of Borrower; provided, however, that the following classes of Accounts will not be Eligible Accounts, unless approved in writing by Lender in each case: (i) any Account with respect to which Lender does not have a valid and enforceable, first priority, perfected Security Interest; (ii) any Account which remains unpaid as of 90 days after the original date of the applicable invoice; (iii) any Account of a single Account Debtor if 25% or more of the balances due on all Accounts of such Account Debtor are ineligible under clause (i) or (ii);
(iv) any Account with respect to which the Account Debtor is (a) an Affiliate or employee of Borrower or (b) a supplier, creditor, sales representative or distributor of Borrower; provided, however that such Account shall be ineligible only to the extent of any payable due and owing by Borrower in favor of such Account Debtor; (v) any Account as to which the perfection of Lender's Security Interest is governed by any federal, state or local statutory requirements other than those of the UCC or the Claims Act; (vii) any Account with respect to which the Account Debtor is the United States of America or any department, agency, public corporation or other instrumentality thereof, unless filings and acknowledgements in accordance with the Claims Act and any other steps necessary to perfect Lender's Security Interest have been complied with to Lender's satisfaction; (viii) any Account with respect to which the Account Debtor is not organized under the laws of the United States or Canada and does not maintain its chief executive office within either the United States or Canada and any Account with respect to which the Account Debtor is the government of any foreign country or any municipality or other political subdivision thereof, or any department, agency, public corporation or other instrumentality thereof, unless either (a) the creditor with respect to such Account and Lender are beneficiaries of a letter of credit in the amount of such Account that secures such Account Debtor's payment on such Account and is in form and substance satisfactory to Lender and has been issued by a bank satisfactory to Lender and, if so required by Lender, confirmed by a bank satisfactory to Lender, or (b) the creditor with respect to such Account has obtained for the benefit of Lender F.C.I.A. insurance insuring such Account Debtor's payment of such Account; (ix) any Account with respect to goods or services whose delivery or performance has been rejected by the Account Debtor or whose earlier acceptance has been revoked; (x) any Account, the goods giving rise to which have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to which have not been performed by Borrower, (xi) any Account arising from the delivery of goods or performance of services for which an invoice has not been sent to the Account Debtor within five days after such delivery or performance; (xii) any Account owing by an Account Debtor that is the subject of a bankruptcy or similar insolvency proceeding, has made an assignment for the benefit of creditors, has acknowledged that it is unable to pay its debts as they mature, or whose assets have been transferred to a receiver or trustee, or who has ceased business as a going concern or, if an individual, who is dead or has been judicially declared incompetent; (xiii) any Account with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guarantied sale, sale-and-return, sale on approval (except with respect to Accounts in connection with which Account Debtors are entitled to return Inventory solely on the basis of the quality of such Inventory) or consignment basis or, to the extent of any dilution resulting therefrom, Accounts arising from a sale involving any cash discount other than cash discounts offered by Borrower in the ordinary course of business, contra-account, credit memorandum or other similar factor; (xiv) any Account owing by an Account Debtor that has disputed liability or made any claim with respect to any other Account due from such Account Debtor, or that has any right of setoff against such Account, or to which Borrower is indebted in any way, but only to the extent of such indebtedness, setoff, dispute or claim; (xv) any Account subject to a chargeback from a volume discount or an advertising discount, but only to the extent of such chargeback or discount;
(xvi) any Account owing by an Account Debtor whose Indebtedness to Borrower exceeds a credit limit satisfactory to Lender; (xvii) any Account of an Account Debtor with respect to particular goods still in the possession of the creditor on the Account or included in Inventory of such creditor and against which the Account
                                      4

Debtor has filed a financing statement under the UCC or has obtained or purported to have obtained a Security interest; (xiii) any Account with respect to which the delivery of goods or performance of services is bonded; (xix) any Account as to which Lender does not have the right or ability to obtain direct payment to Lender; (xx) any Account with respect to which any of the representations, warranties, covenants and agreements contained in any of the Loan Documents are not or have ceased to be complete and correct or have been breached; (xxi) any Account with respect to which, in whole or in part, a check or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; (xxii) any Account which represents a progress billing or as to which Borrower has extended the time for payment without the consent of Lender (for purposes hereof, "progress billing" being any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon Borrower's completion of any further performance under the contract or agreement); (xxiii) any Account which is evidenced by a promissory note or other instrument or by chattel paper or which has been reduced to judgment; (xxiv) any Account which arises out of a sale not made in the ordinary course of Borrower's business; and (xxv) any Account which is not invoiced (and dated as of the date of such invoice) and sent to the Account Debtor within 5 days after delivery of the underlying goods to or performance of the underlying services for such Account Debtor.

     3.1.6. ELIGIBLE INVENTORY. "Eligible Inventory" includes all Inventory, except Inventory (i) that is obsolete, not in good condition, or not either currently usable or currently saleable in the ordinary course of Borrower's business; (ii) that is not subject to a valid and enforceable, first priority, perfected Security Interest in favor of Bank; (iii) that is stored at a location other than the locations listed in the Disclosure Statement, unless approved by Lender in writing; (iv) that is not satisfactory to Lender because of its age, condition, type, or quantity, (v) to which Borrower does not have lawful and absolute title, (vi) to which Borrower does not have the full and unqualified right to assign and grant a Security Interest to Lender as security for the Loan Obligations, (vii) which is subject to any Security Interest other than Permitted Security Interests and (viii) with respect to which any of the representations, warranties, covenants and agreements contained in any of the Loan Documents are not or have ceased to be complete and correct or have been breached.

3.2. TERM LOAN COMMITMENT.

     3.2.1. TERM LOAN. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower herein, Lender commits to make a Term Loan to Borrower in the amount of $3,000,000 by funding a single Term Advance to Borrower as provided herein. Payments and prepayments that are applied to reduce the Aggregate Term Loan may not be reborrowed.

     3.2.2. TERM NOTES. The obligation of Borrower to repay Lender's Term Loan shall be evidenced by a promissory note payable to the order of Lender in a principal amount equal to the Term Commitment and otherwise satisfactory to Lender.

     3.3. LETTER OF CREDIT COMMITMENT. Lender commits to issue standby letters of credit and commercial letters of credit for the account of Borrower from time to time from the Effective Date to the Maturity Date, but only in connection with transactions reasonably satisfactory to Lender and only if the Letter of Credit Exposure will not as a result of such issuance exceed the lesser of (a) $1,000,000 and (b) any excess of the Maximum Available Amount over the Revolving Loans. The expiration date of any Letter of Credit will not be more than one year after its issuance date and in no event will be later than the Maturity Date.

4.   INTEREST; YIELD PROTECTION.

     4.1. INTEREST ON THE LOANS. Each of the Loans shall bear interest at either the Alternate Base Rate or the Adjusted LIBO Rate as designated by Borrower as provided herein. If a Loan is subject to LIBOR Accrual, the Loan shall (except as provided in Section 4.3 regarding when changes in the applicable CBR Decrement and LIBOR Increment become effective) bear interest at the Adjusted LIBO Rate throughout its applicable Interest Period designated by Borrower as provided herein.


     4.2.    DEFINITIONS OF ALTERNATE BASE RATE AND ADJUSTED LIB0 RATE.


     4.2.1. THE ALTERNATE BASE RATE. The "Alternate Base Rate" shall be the Corporate Base Rate less the applicable CBR
             Decrement from the table in Section 4.3.

     4.2.2. ADJUSTED LIB0 RATE. The "Adjusted LIBO Rate" shall be the LIBO Rate plus the applicable LIBOR Increment from the table in Section 4.3. The "LIBO Rate" shall be the interest rate per annum equal to the quotient (rounded to the nearest 0.001%) of

      (i) the rate at which Dollar deposits in immediately available funds, approximately equal in amount to the Loans and for a maturity equal to the applicable Interest Period, are offered or available in the London Interbank Market for Eurodollars as of 11:00 a.m. (London time) two Business Days before the first day of the applicable Interest Period as reported on Telerate Screen LIBO page 3750, divided by

      (ii) a number equal to one minus the decimal equivalent of the aggregate of the maximum rates during the applicable Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), established by the FRB or any other Governmental Authority to which any Lender is subject, in respect of "Eurocurrency liabilities" as referred to in Regulation D, including but not limited to those imposed under Regulation D. (The entire amount of a Loan shall be deemed to constitute a Eurocurrency liability if it is subject to LIBOR Accrual and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.) The LIBO Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirements.


     4.3.  CBR DECREMENTS AND LIBOR INCREMENTS.

      If the ratio of Senior Debt   the LIBOR Increment  the CBR Decrement
      to EBITDA is:                           shall be:          shall be:

      Greater than or equal to                    2.50%             -0.00%
      2.00 to 1.00

      less than 2.00 to 1.00 and                  2.25%             -0.25%
      greater than or equal to
      1.75 to 1.00

      less than 1.75 to 1.00                      1.75%             -0.25%


The applicable CBR Decrement and applicable LIBOR Increment shall be determined based on Borrower's EBITDA for the twelve months ended when each fiscal quarter of Borrower ends, and Borrower's Senior Debt as of the last day of such fiscal quarter, except that (i) for Borrower's fiscal quarter ended when its 1996 fiscal year ends, EBITDA shall be annualized from EBITDA calculated for the six months then ended, (ii) for Borrower's first fiscal quarter ended in 1997, EBITDA shall be annualized from EBITDA calculated for the six months then ended, and (iii) for Borrower's second fiscal quarter ended in 1997, EBITDA shall be annualized from EBITDA calculated for the nine months then ended. Any change in the CBR Decrement and LIBOR Increment shall become applicable on the first day following the day when Borrower delivers its Financial Statements for its fiscal quarter just ended to Lender as required in Section 14.13.2. If Borrower does not deliver its Financial Statements to Lender within the period required by Section 14.13.2, the lowest possible CBR Decrement and highest possible LIBOR Increment shall become applicable as of the last day of such period and shall remain applicable until Borrower delivers such Financial Statements to Lender. "Senior Debt" for the foregoing purposes shall be the amount of all Funded Debt of Borrower as defined in Section 16.1 less the outstanding principal amount of all Subordinated Indebtedness.

     4.4. INTEREST PERIODS. If Borrower designates a Loan to be subject to LIBOR Accrual, Borrower shall also select an Interest Period to be applicable to the Loan. The Interest Period shall be either a one-, two-, three-, or six-month period.

     4.5. CONVERSION OF A LOAN. Borrower may (i) at any time convert a Loan from Alternate Base Rate Accrual to LIBOR Accrual, or (ii) at the end of any Interest Period if the Loan is subject to LIBOR Accrual, continue the Loan under LIBOR Accrual for an additional Interest Period or convert the Loan to Alternate Base Rate Accrual. To cause any conversion or continuation, Borrower shall give Lender, prior to 11:00 a.m., St. Louis time, two (2) Business Days prior to the date the conversion or continuation is to be effective
(the "Conversion Date"), a written request (which may be mailed, personally delivered or telecopied as provided in Section 19.1) (a "Notice of Conversion/ Continuation") (i) specifying whether a conversion or continuation is requested, (ii) in the case of a conversion, specifying whether the Loan is to be subject to LIBOR Accrual or Alternate Base Rate Accrual upon the conversion, and (iv) in the case of conversion to or continuation of LIBOR Accrual, specifying the Interest Period therefor. If a Notice of Conversion/Continuation is not made by 11:00 a.m. St. Louis time on the second Business Day preceding the last day of the Interest Period if the Loan is subject to LIBOR Accrual, then Borrower shall be deemed to have timely given a Notice of Conversion/Continuation to Lender requesting to convert the Loan to Alternate Base Rate Accrual. If the Loan is subject to LIBOR Accrual, any conversion or continuation shall become effective only on the day following the last day of the current Interest Period.

     4.6. TIME OF ACCRUAL. Interest shall accrue on all principal amounts outstanding from the date when first outstanding to the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

     4.7. COMPUTATION. Interest shall be computed for the actual days elapsed over a year deemed to consist of 360 days. Interest rates that are based on the Corporate Base Rate shall change simultaneously with any change in the Corporate Base Rate and such rates shall be effective for the entire day on which such Corporate Base Rate change becomes effective.

     4.8. RATE AFTER MATURITY. Borrower shall pay interest on the Loans after their Maturity, and (at the option of Lender) on the Loans and on the other Loan Obligations after the occurrence of an Event of Default, at a rate per annum of 2% in excess of the Corporate Base Rate, such rate to change simultaneously with any change in the Corporate Base Rate.


     4.9. TAXES ON PAYMENTS. If any Tax is required to be withheld or deducted from, or is otherwise payable by Borrower in connection with, any payment due from Borrower to any Lender under the Loan Documents, Borrower
(i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with applicable Law and (ii) shall pay to Lender, as applicable, (a) such additional amounts as may be necessary so that the net amount received by Lender with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under the Loan Documents, and (b) an amount equal to all Taxes payable by Lender as a result of payments made by Borrower (whether to a taxing authority or to Lender) pursuant to this Section. If any Tax is withheld or deducted from, or is otherwise payable by Borrower in connection with, any payment due to Lender under the Loan Documents, Borrower shall, within 30 days after the date of such payment, furnish to Lender, as applicable, the original or a certified copy of a receipt for such Tax from the applicable taxing authority. If any payment due to Lender under the Loan Documents is or is expected to be made without withholding or deducting therefrom, or otherwise paying in connection therewith, any Tax payable to any taxing authority under circumstances that would lead Lender to reasonably believe such withholding or deduction is required, Borrower shall, within 30 days after any request from Lender, as applicable, furnish to Lender a certificate from such taxing authority, or an opinion of counsel acceptable to Lender, in either case stating that no Tax payable to such taxing authority was or is, as the case may be, required to be withheld or deducted from, or otherwise paid by Borrower in connection with, such payment.

     4.10. COMPENSATION FOR INCREASE IN COSTS OF LOANS SUBJECT TO LIBOR ACCRUAL. If after the Execution Date there is any change in any Law or in any rule, order, or guideline of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and including but not limited to any imposition or increase of reserve requirements) and as a result thereof or as a result of compliance therewith by Lender or its parent holding company:

      (i) Lender is subject to any Tax, duty or other charge with respect to a Loan if it is subject to LIBOR Accrual, or the basis of taxation of payments to Lender of the principal of or interest on the Loan, or its obligation to make the same, change (except for changes in the rate of Tax on the overall net income of Lender imposed by the United States or other jurisdiction in which Lender's principal executive office is located); or

      (ii) any reserve (including, without limitation, any imposed by the FRB), special deposit, compulsory loan, assessment, or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender is imposed or deemed applicable or any other condition affecting the Loan is imposed on Lender or the London Interbank Market;

and as a direct result thereof there is any increase in the cost to Lender of agreeing to maintain the Loan subject to LIBOR Accrual (except to the extent already included in the determination of the applicable LIBO Rate), or there is a reduction in the amount received or receivable by Lender, then Borrower shall from time to time, upon written notice from and demand by Lender, pay to Lender, within fifteen Business Days after the date specified in such notice and demand, additional amounts sufficient to compensate Lender in the amount of such increased cost. If Lender claims compensation under this Section, Lender shall furnish a certificate to Borrower that states the additional amount or amounts to be paid to it hereunder and the basis therefor and, if requested by Borrower, reasonable documentation supporting the claim to such compensation. Borrower shall have the burden of proving that any such certificate is not correct.

     4.11. LOSSES ON LOANS SUBJECT TO LIBOR ACCRUAL. Borrower shall pay to Lender upon demand an amount sufficient to compensate Lender for all loss and expense suffered by Lender, including but not limited to loss of profit and the cost of acquiring funds to carry a Loan subject to LIBOR Accrual, (i) if any prepayment or repayment of the Loan or conversion of the Loan to a Loan subject to Alternate Base Rate Accrual, whether or not required hereby, occurs on a date which is not the last day of the Interest Period therefor, or (ii) if Borrower fails to repay the Loan when required by the terms of this Agreement. The minimum that Borrower shall be obligated to pay to Lender in any such event shall be an amount equal to (x) the greater of zero or

                                  [Ax(B-C)xD]
                                  -----------
                                      360
wherein

      "A" is the Affected Principal Amount;

      "B" is the decimal equivalent of the LIBO Rate that is payable by Borrower on the Loan;

      "C" is the decimal equivalent of the LIBO Rate that would apply to a hypothetical amount that is loaned subject to LIBOR Accrual on the last Business Day on or before the first day of the Remaining Interest Period and whose amount and whose Interest Period were approximately equal, as determined by Lender, to the Affected Principal Amount and the Remaining Interest Period; and

      "D" is the number of days from and including the first day of the Remaining Interest Period to but excluding the last day of the Remaining Interest Period;

plus (y) any other out-of-pocket loss or expense (including any internal processing charge customarily charged by Lender) suffered by Lender in liquidating deposits prior to maturity in amounts which correspond to the Affected Principal Amount.

For purposes of this Section:

      "Affected Principal Amount" means, as applicable, (i) the entire principal amount of the Loan that Borrower fails to repay when required by the terms of this Agreement, or (ii) the amount of any prepayment or repayment on the Loan that occurs, or the entire principal amount of the Loan if it converts to Alternate Base Rate Accrual, whether or not required hereby, on a date which is not the last day of the Interest Period therefor.

      "Remaining Interest Period" means, as applicable, (i) a period equal in duration to the Interest Period of the Loan if Borrower has failed to repay it when required by the terms of this Agreement, or (ii) if a prepayment or repayment on the Loan occurs, or the Loan converts to Alternate Base Rate Accrual, whether or not required hereby, prior to the last day of the Interest Period therefor, the period from and including the date thereof to but excluding the last day of such Interest Period.

A certificate of Lender claiming compensation under this Section and setting forth the amounts to be paid to it hereunder and the method of calculation thereof shall be deemed and treated as prima facie correct. Any compensation payable by Borrower to Lender under this Section shall be payable without regard to whether Lender has funded its Loan through the purchase of deposits in an amount or of a maturity corresponding to the deposits used as a reference in determining the LIBO Rate under Section 4.2.2.


     4.12. CAPITAL ADEQUACY REIMBURSEMENT. If after the Execution Date there is any change of Law, or in any rule, order, or guideline of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), regarding the capital that financial institutions in a class that includes Lender are required to maintain, and which has the effect of reducing the rate of return on, or increasing the cost of maintaining, Lender's capital as a consequence of its obligations hereunder, then Lender may from time to time demand, and Borrower shall pay to Lender within fifteen days after each demand, such additional amount as will compensate Lender for such reduction or increase. If Lender claims compensation under this Section, Lender shall furnish a certificate to Borrower that states the additional amount to be paid to it hereunder and includes a description of the method used by Lender in calculating such amount. Borrower shall have the burden of proving that the amount of any such additional compensation calculated by Lender is not correct.

     4.13. USURY. Notwithstanding any provisions to the contrary in Section 4 or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law. If, but for this Section 4.13, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan Obligations is paid or becomes payable before its originally scheduled Maturity and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) if the outstanding Loan Obligations have not been accelerated as provided in Section 17.2.2, any such excess interest that has been paid by Borrower shall be refunded; (iii) if the outstanding Loan Obligations have been accelerated as provided in Section 17.2.2, any such excess that has been paid by Borrower shall be applied to the Loan Obligations as provided in Section 17.3; and (iv) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law.

     5. FEES.

        5.l. UPFRONT FEE. Borrower shall pay to Lender an "Upfront Fee" of $50,000.

        5.2. COMMITMENT FEE. Borrower shall pay to Lender a "Commitment Fee" calculated by applying the daily equivalent of the Commitment Fee Percentage to the Unused Revolving Commitment on each day during the period from the Effective Date to the Maturity Date. The "Unused Revolving Commitment" on any day shall be an amount equal to the Revolving Commitment minus the sum of the amounts of the Revolving Loan and the Letter of Credit Exposure. The Commitment Fee shall be payable quarterly in arrears, commencing on the first day of the first calendar quarter beginning after the Effective Date and continuing on the first day of each calendar quarter thereafter and on the Maturity Date. The "Commitment Fee Percentage" shall be a percentage determined from the following table:


                 If the ratio of Senior    The Commitment Fee
                 Debt to EBITDA is:        Percentage shall be:
                 Greater than or equal to  0.375%
                 1.75 to 1.00

                 Less than 1.75 to 1.00    0.250%

Any change in the Commitment Fee Percentage shall become applicable on the first day following the day when Borrower delivers its Financial Statements for its fiscal quarter just ended to Lender as required in Section 14.13.2. If Borrower does not deliver its Financial Statements to Lender within the period required by Section 14.13.2, the highest possible Commitment Fee Percentage shall become applicable as of the last day of such period and shall remain applicable until Borrower delivers such Financial Statements to Lender.
"Senior Debt" shall have the meaning defined in Section 4.3.

     5.3. LETTER OF CREDIT FEES. Borrower shall pay to Lender a "Letter of Credit Fee" for each Letter of Credit issued by Lender. The Letter of Credit Fee for a particular Letter of Credit shall be calculated by applying the daily equivalent of 1.75% to the undrawn amount available under such Letter of Credit as of each day commencing when such Letter of Credit is issued by Lender until there is no further amount available to be drawn on such Letter of Credit or, if sooner, when it expires. Borrower shall also pay to Lender a "Fronting Fee" equal to 0.25% of the undrawn amount available under each Letter of Credit issued by Lender as of the last day of each calendar quarter, and Lender's other customary fees for issuance, amendment, or renewal of a Letter of Credit and, as Lender and Borrower may agree with respect to each Letter of Credit, for each negotiation of a draft drawn under such Letter of Credit. Any Letter of Credit Fee or Fronting Fee due shall be payable quarterly in arrears, commencing on the first day of the first calendar quarter beginning after the Letter of Credit is issued and continuing on the first day of each calendar quarter thereafter. Other, customary fees shall be payable in accordance with Lender's practice at the time, and agreed fees shall be payable when agreed.

6.   SCHEDULED PAYMENTS.

     6.1. MATURITY DATE. Borrower shall repay both the Term Loan and Revolving Loan and all unpaid accrued interest thereon on July 1, 1999.

     6.2. INTEREST PAYMENTS BEFORE MATURITY DATE. While a Loan is subject to Alternate Base Rate Accrual, Borrower shall pay interest accrued thereon monthly in arrears, beginning on the first Business Day of the first calendar month following the Effective Date, and continuing on the first day of each calendar month thereafter until the Maturity Date. While a Loan is subject to LIBOR Accrual, Borrower shall, until the Maturity Date, pay interest accrued thereon in arrears at the end of the applicable Interest Period, and in addition, if the Interest Period is longer than three months, quarterly on the last Business Day of each calendar quarter ended during such Interest Period.

     6.3. PRINCIPAL PAYMENTS ON TERM LOAN BEFORE MATURITY DATE. Borrower shall make consecutive quarterly installment payments of principal on the Term Loan commencing on the last day of September, 1996, and continuing on the last day of each calendar quarter thereafter until the Maturity Date. The amount of each principal installment shall be $150,000.

7.   PREPAYMENTS AND REDUCTION OF REVOLVING COMMITMENT.

     7.1. VOLUNTARY PREPAYMENTS. Subject to the requirements of Section 7.3, Borrower shall not be entitled to make prepayments on a Revolving Loan or the Term Loan while it is subject to LIBOR Accrual. If a Loan is subject to Alternate Base Rate Accrual, Borrower may wholly prepay the Loan and may make partial prepayments thereon from time to time, without penalty or premium, but only if (i) Borrower gives Lender written notice (which may be mailed, personally delivered or telecopied as provided in Section 19.1) of Borrower's intention to make such prepayment at least one Business Day prior to tendering the prepayment, (ii) the total amount of the prepayment is a whole multiple of $10,000, and (iii) Borrower pays any accrued interest on the amount prepaid at the time of such prepayment. Each such prepayment on a Revolving Loan will be applied by Lender to the Revolving Loan. Each such prepayment on the Term Loan will be applied by Lender to the installments due on the Term Loan under
Section 6.3 in the inverse order of their due dates.


     7.2. MANDATORY PREPAYMENTS. If at any time the aggregate of all Revolving Loans exceeds the Maximum Available Amount, whether as a result of optional Revolving Advances by Lender as contemplated in Section 3.1.2 or otherwise, Borrower shall, within five Business Days after demand by Lender make a prepayment in the amount of the excess. Each such prepayment will be applied by Lender to reduce prorata all Revolving Loans then subject to Alternate
Base Rate Accrual, and then to reduce prorata all Revolving Loans subject to LIBOR Accrual.

     7.3. MANNER OF PAYMENTS AND TIMING OF APPLICATION OF PAYMENTS.

           7.3.1. PAYMENT REQUIREMENT. Unless expressly provided to the contrary elsewhere herein, Borrower shall make each payment on the Loan Obligations to Lender as required under the Loan Documents at the Lending Office. All such payments shall be made in Dollars on the date when due, without deduction, set-off or counterclaim.

           7.3.2. APPLICATION OF PAYMENTS AND PROCEEDS. All payments received by Lender in immediately available funds at or before 2:00 p.m., St. Louis time, on a Business Day will be applied to the relevant Loan Obligation on the same day. Such payments received on a day that is not a Business Day or after 2:00 p.m. on a Business Day will be applied to the relevant Loan Obligation on the next Business Day. If there is an Existing Default, Lender may apply, and reverse and reapply, payments and proceeds of the Collateral to the Loan Obligations in such order and manner as Lender determines in its absolute discretion.

     7.4. RETURNED INSTRUMENTS. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, the application of the payment to the Loan Obligations will be reversed and will be treated as never having been made.

     7.5. COMPELLED RETURN OF PAYMENTS OR PROCEEDS. If Lender is for any reason compelled to surrender any payment or any proceeds of the Collateral because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement and the Loan Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made; and Borrower shall be liable to pay to Lender, and shall indemnify Lender for and hold Lender harmless from any loss with respect to, the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action Lender may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by Lender shall be without prejudice to Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and irrevocable. The provisions of this Section shall survive termination of the Commitment and the payment and satisfaction of all of the Loan Obligations.

     7.6. DUE DATES NOT ON BUSINESS DAYS. If any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day; provided, however, that if the next Business Day would be in the next calendar month, such payment shall instead be due on the immediately preceding Business Day.

8.   PROCEDURE FOR OBTAINING ADVANCES AND LETTERS OF CREDIT.

     8.1. TERM ADVANCE. Lender will fund the Term Loan by making a single Term Advance on the Effective Date, provided that all conditions precedent herein to the making of the Term Advance have been satisfied. A Borrowing Officer shall designate whether the Term Loan is to be subject to LIBOR Accrual or Alternate Base Rate Accrual and shall specify the first Interest Period therefor if it is to be subject to LIBOR Accrual.

     8.2. REVOLVING ADVANCES. Borrower may request Revolving Advances by submitting a request for a Revolving Advance to Lender. Every request for a Revolving Advance shall specify a date when the Revolving Advance is requested to be made (the "Advance Date") and shall be irrevocable. A request for a Revolving Advance received by Lender on a day that is not a Business Day or that is received by Lender after 11:00 a.m. (St. Louis time) on a Business Day shall be treated as having been received by Lender at 11:00 a.m. (St. Louis time) on the next Business Day. Provided that all conditions precedent herein to a requested Revolving Advance have been satisfied, Lender will make the amount of such requested Revolving Advance available to Borrower on the applicable Advance Date in immediately available funds in Dollars at the Lending Office. Such funds will be deposited in an account of Borrower's at the Lending Office unless Borrower gives Lender contrary specific disbursement instructions satisfactory to Lender.

      8.3. LENDER'S RIGHT TO MAKE OTHER REVOLVING ADVANCES.

           8.3.1. PAYMENT OF LOAN OBLIGATIONS. Lender shall have the right to make Revolving Advances at any time and from time to. time to cause timely payment of any of the Loan Obligations. Lender will give notice to Borrower after any such Revolving Advance is made. Any such Revolving Advance shall immediately become a Revolving Loan subject to Alternate Base Rate Accrual.

           8.3.2. PAYMENTS TO OTHER CREDITORS. If Lender is obligated to reimburse or pay to any creditor of Borrower any amount in order to (i) obtain a release of such creditor's Security Interest in any of the Collateral, or (ii) otherwise satisfy Borrower's obligations to such creditor to the extent not irrevocably satisfied by the initial Revolving Advance, then Lender may make Revolving Advances for that purpose and any such Revolving Advance shall immediately become a Revolving Loan subject to Alternate Base Rate Accrual.

     8.4. LETTERS OF CREDIT. Borrower may request the issuance of a Letter of Credit by submitting a request for issuance of a Letter of Credit to Lender and executing the reimbursement agreement required under Section I 1. I no less than five Business Days prior to the requested issue date for such Letter of Credit.

     8.5. AMOUNT, NUMBER, AND PURPOSE RESTRICTIONS ON REVOLVING ADVANCES. No Revolving Advance will be made unless the amount thereof is at least $100,000. On any one day, no more than one Revolving Advance will be made pursuant to an advance request. Advances will only be made for the purposes permitted in
Section 14.1.

     8.6. EACH REQUEST FOR A REVOLVING ADVANCE A CERTIFICATION. Each submittal by Borrower of a request for a Revolving Advance shall constitute a certification by Borrower that (i) there is no Existing Default, (ii) all representations and warranties of Borrower in this Agreement are then true, with such exceptions as have been disclosed to Lender in writing by Borrower, and will be true on the Advance Date, as if then made, with such exceptions as have been disclosed to Lender in writing by Borrower, except that with respect to the representations and warranties made regarding Financial Statements or financial data, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered by Borrower to Lender, and
(iii) all conditions herein and in the other Loan Documents to the making of the requested Advance have been satisfied.

     8.7. REQUIREMENTS FOR EVERY ADVANCE REQUEST. Only a request (which may be oral or in writing) from a Borrowing Officer to Lender that specifies the amount of the Advance to be made, whether the Advance is to become a Revolving Loan subject to LIBOR Accrual or Alternate Base Rate Accrual, the first interest Period therefor if it is to become a Loan subject to LIBOR Accrual, and the Advance Date shall be treated as a request for a Revolving Advance.

     8.8. REQUIREMENTS FOR EVERY LETTER OF CREDIT REQUEST. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section 19.1) from a Borrowing Officer to Lender that specifies the amount, requested issue date (which shall be a Business Day and in no event later than 180 days before the Maturity Date) and beneficiary of the requested Letter of Credit and other information necessary for its issuance shall be treated as a request for issuance of a Letter of Credit.

     8.9. EXONERATION OF LENDER. Lender shall not incur any liability to Borrower for treating a request that meets the express requirements of Section
8.7 or Section 8.8 as a request for an Advance or issuance of a Letter of Credit, as applicable, if Lender believes in good faith that the Person making the request is a Borrowing Officer. Lender shall not incur any liability to Borrower for failing to treat any such request as a request for an Advance or issuance of a Letter of Credit, as applicable, if Lender believes in good faith that the Person making the request is not a Borrowing Officer.

9. SECURITY AND GUARANTIES. As security for payment and performance of the Loan Obligations, Borrower shall execute and deliver, or cause to be executed and delivered, to Lender the following documents satisfactory to
Lender:

     9.1. MORTGAGES. Deeds of trust satisfactory to Lender and (i) granting to Lender a Security Interest in all of the real property and fixtures described in Attachment 1 to Exhibit 12 and all improvements thereon and any appurtenant easements and rights and all income and proceeds thereof, and (ii) assigning to Lender all of Borrower's rights, title, and interest in, to, and under all leases affecting any part of the Real Property Collateral and all income and proceeds thereof, which Security Interests shall be subject only to Permitted Security Interests affecting the property covered thereby and existing on the Execution Date. If Borrower acquires or leases any real property after the Execution Date, such Borrower shall notify Lender thereof and shall deliver to Lender a deed of trust or mortgage, or leasehold deed of trust or mortgage, as appropriate, on each parcel of such real property promptly upon request by Lender. If Borrower or any Subsidiary of Borrower acquires a real property after the Effective Date, Borrower shall execute and deliver to Lender, or cause to be executed and delivered to Lender, as further security for payment and performance of the Loan Obligations, a substantially similar mortgage or deed of trust satisfactory to Lender granting to Lender a Security Interest therein.

     9.2. SECURITY AGREEMENTS. Security agreements from Borrower satisfactory to Lender and granting to Lender a Security Interest under the UCC in all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles and other personal property and Fixtures of Borrower, whether now owned or hereafter acquired, and all proceeds thereof, subject only to Permitted Security Interests affecting the foregoing and existing on the Execution Date.

     9.3. COLLATERAL ASSIGNMENTS. Collateral assignments and pledges satisfactory to Lender and assigning or pledging to Lender (i) all rights, title and interest of Borrower under all leases of real property in which Borrower is the tenant or lessee, (ii) the economic rights of LaBarge Wireless, Inc. as a member of LaBarge Clayco Wireless, L.L.C., a Missouri limited liability company, (iii) all of LaBarge, Inc.'s stock in its Subsidiaries, (iv) all of Borrower's patents, and (v) all of Borrower's trademarks, trade names, and service marks, each subject to no other Security Interests except those affecting the item assigned and existing on the Execution Date. If Borrower or any Subsidiary of Borrower leases any real property after the Effective Date, Borrower shall execute and deliver to Lender, or cause to be executed and delivered to Lender, as further security for payment and performance of the Loan Obligations, a collateral assignment of all rights, title and interest of Borrower under such lease.

Lender may, either before or after an Event of Default, exchange, waive or release the Security Interests in any of the Collateral, or in Lender's absolute discretion permit Borrower to substitute any real or personal property for any of the Collateral, without affecting the Loan Obligations or Lender's right to take any other action with respect to any other Collateral.

10.  CONDITIONS.

     10.1. CONDITIONS TO INITIAL ADVANCES. Lender will have no obligation to fund the initial Term Advance or Revolving Advance or any subsequent Revolving Advances unless:

           10.1.1. LISTED DOCUMENTS AND OTHER ITEMS. Lender shall have received on or before the Effective Date all of the documents and other items listed or described in Exhibit 10.1.1. hereto as being conditions to the initial Advances, with each being satisfactory to Lender and (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated.

           10.1.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Loan Documents shall be true and correct in all material respects as of the time of such Advance and with the same force and effect as if made at such time.

           10.1.3. NO DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of the making of the Advance or Borrower's use of the proceeds thereof.

           10.1.4. PERFECTION OF SECURITY INTERESTS. Every Security Interest and assignment required to be granted or made by Borrower under Section 9 shall have been perfected and shall be, except as to applicable Permitted Security Interests or as otherwise satisfactory to Lender, a first priority Security Interest.

           10.1.5. PAYMENT OF FEES. Borrower shall have paid and reimbursed to Lender all fees, costs and expenses that are payable or reimbursable to Lender hereunder on or before the date of the Advance.

           10.1.6. MATERIAL PROCEEDINGS. There are no pending Material Proceedings involving Borrower.

           10.1.7. NO MATERIAL ADVERSE CHANGE. There shall not have been any change since the date of the Initial Financial Statements which has had or is reasonably likely to have a Material Adverse Effect on Borrower.

           10.1.8. OTHER ITEMS. Lender shall have received such other consents, approvals, opinions, certificates or documents as it reasonably deems necessary.

     10.2. CONDITIONS TO SUBSEQUENT ADVANCES. Lender will have no obligation to fund any Advance after the initial Term Advance and Revolving Advance unless:

          10.2.1. CONDITIONS TO INITIAL ADVANCES.  All of the conditions in
     Section 10.1 have been and remain satisfied.

          10.2.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Loan Documents shall be true and correct in all material respects as of the time of such Advance and with the same force and effect as if made at such time, with such exceptions as have been disclosed to Lender in writing by Borrower as addenda to the Disclosure Schedule and are satisfactory to Lender, and except that with respect to the representations and warranties made regarding financial data in Section 12.13, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered by Borrower to Lender.


       10.2.3. NO DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of the making of the Advance or Borrower's use of the proceeds thereof.

       l0.2.4.    NO MATERIAL ADVERSE CHANGE. Since the date of the most
recent prior Advance or issuance of a Letter of Credit, there shall not have been any change which has had or is reasonably likely to have a Material Adverse Effect on Borrower.

11. CONDITIONS TO ISSUANCE OF LETTERS OF CREDIT. No Letter of Credit will be issued unless as of the time of such issuance:

     11.1. REIMBURSEMENT AGREEMENT. Borrower shall have executed and delivered to Leader a reimbursement agreement satisfactory to Lender under which Borrower undertakes to reimburse to Lender on demand the amount of each draw on such Letter of Credit, together with interest from the date of the draw at the same rate as is then accruing on the Loans.

     11.2. NO PROHIBITIONS. No order, judgment or decree of any Governmental Authority shall exist which purports by its terms to enjoin or restrain Lender or any other Lender from issuing such Letter of Credit, and no Law or request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Lender or any other Lender shall exist which prohibits, or requests that Lender or any other Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or imposes upon Lender or any other Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which Lender or any other Lender is not otherwise compensable by Borrower hereunder).

     11.3. CONDITIONS TO INITIAL ADVANCES.  All of the conditions in Section
10.1 have been and remain satisfied.

     11.4. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Loan Documents shall be true and correct in all material respects as of the time of such Advance and with the same force and effect as if made at such time, with such
                                     18
exceptions as have been disclosed to Lender in writing by Borrower as addenda to the Disclosure Schedule and are satisfactory to Lender, and except that with respect to the representations and warranties made regarding financial data in
Section 12.13, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered by Borrower to Lender.

     11.5. NO DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of the issuance of the Letter of Credit or Borrower's use thereof.

     11.6. NO MATERIAL ADVERSE CHANGE. Since the date of the most recent prior Advance or issuance of a Letter of Credit there shall not have been any change which has had or is reasonably likely to have a Material Adverse Effect on Borrower.

12. REPRESENTATIONS AND WARRANTIES. Except as otherwise described the disclosure schedule that is attached hereto as Exhibit 12 (the "Disclosure Schedule"), Borrower represents and warrants to Lender as follows:

     12.1. ORGANIZATION AND EXISTENCE. Each Covered Person is duly organized and existing in good standing under the laws of the state of its organization, is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify will not have a Material Adverse Effect on such Covered Person. Each Covered Person has the power and authority to own its properties and carry on its business as now being conducted.

     12.2. AUTHORIZATION, Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder, and this Agreement and the other Loan Documents have been duly authorized by all requisite corporate action of each Covered Person. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery or performance of this Agreement and the other Loan Documents, except for those already duly obtained.

     12.3. DUE EXECUTION. Every Loan Document to which a Covered Person is a party has been executed on behalf of such Covered Person by a legally competent Person duly authorized to do so.

     12.4. ENFORCEABILITY OF OBLIGATIONS. Each of the Loan Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles of general application.

     12.5 BURDENSOME OBLIGATIONS. No Covered Person is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Covered Person which
                                     19
would, if Performed by such Covered Person, result in a Default or Event of Default either immediately or upon the elapsing of time.

     12.6. LEGAL RESTRAINTS. The execution of any Loan Document by a Covered Person will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property. The performance by any Covered Person of its obligations under any Loan Document to which it is a party will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement, result in any Security Interest being imposed on any of such Covered Person's property.

     12.7. LABOR CONTRACTS AND DISPUTES. There is no collective bargaining agreement or other labor contract covering employees of a Covered Person. No union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of a Covered Person. There is no pending or, to Borrower's knowledge, threatened, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Covered Person or its employees.

     12.8. NO MATERIAL PROCEEDINGS. There are no Material Proceedings pending or, to the best knowledge of Borrower, threatened.

     12.9. MATERIAL LICENSES. All Material Licenses have been obtained or exist for each Covered Person.

     12.10. COMPLIANCE WITH MATERIAL LAWS. Each Covered Person is in compliance with all Material Laws. Without limiting the generality of the foregoing:

           12.10.1. GENERAL COMPLIANCE WITH ENVIRONMENTAL LAWS. The operations of every Covered Person comply in all material respects with all applicable Environmental Laws.

           12.10.2. GENERAL COMPLIANCE WITH EMPLOYMENT LAWS. The employee compensation practices of every Covered Person comply in all material respects with all applicable Employment Laws.

           12.10.3. PROCEEDINGS. None of the operations of any Covered Person are the subject of any judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Laws or Employment Laws.

           12.10.4. INVESTIGATIONS REGARDING HAZARDOUS MATERIALS. None of the operations of any Covered Person are the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which are reasonably likely to have a Material Adverse Effect on such Covered Person, or reduce materially the value of the Collateral.

           12.10.5. NOTICES AND REPORTS REGARDING HAZARDOUS MATERIALS. No notice or report under any Environmental Law indicating a past or present spill or release into the environment of any Hazardous Material from any of the Real Property Collateral has been filed within the immediately preceding four fiscal years of such Covered Person, or, to the knowledge of such Covered Person, is required to be filed by any Covered Person.

           12.10.6. HAZARDOUS MATERIALS ON REAL PROPERTY. No Covered Person, nor to Borrower's knowledge, any other Person, has at any time unlawfully released any Hazardous Material on the surface, below the surface, or within the boundaries of any of the Real Property Collateral or unlawfully transported, stored, disposed of, or generated any Hazardous Material. Borrower has no knowledge of any Hazardous Material on the surface, below the surface, or within the boundaries of any of the Real Property Collateral. None of the Real Property Collateral is subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a spill or release of Hazardous Material into the environment.

     12.11. OTHER NAMES. No Covered Person has used any name other than the full name which identifies such Covered Person in this Agreement. The only trade name or style under which a Covered Person sells Inventory or creates Accounts, or to which instruments in payment of Accounts are made payable, is the name which identifies such Covered Person in this Agreement.

      12.12. SOLVENCY.  Each Covered Person is Solvent

      12.13. FINANCIAL STATEMENTS. The Financial Statements of Borrower as of December 31, 1995, are complete and correct in all material respects, have been prepared in accordance with GAAP, and fairly reflect the financial condition, results of operations and cash flows of the Persons covered thereby as of the dates and for the periods stated therein.

     12.14. NO CHANGE IN CONDITION. Since the date of the Initial Financial Statements delivered to Lender, there has been no change which is reasonably likely to have a Material Adverse Effect on any Covered Person.

     12.15. NO DEFAULTS. No Covered Person has breached or violated or has defaulted under any Material Agreement, or has defaulted with respect to any Material Obligation of such Covered Person. There is no Existing Default.

     12.16. INVESTMENTS. No Covered Person has any Investments in other Persons except Permitted Investments.

     12.17. INDEBTEDNESS. No Covered Person has any Indebtedness except Permitted Indebtedness.

     12.18. INDIRECT OBLIGATIONS. No Covered Person has any Indirect Obligations except Permitted Indirect Obligations.

     12.19. ENCUMBRANCES. None of the Real Property Collateral is subject to any Encumbrances except existing Permitted Encumbrances.

     12.20. OPERATING LEASES. No Covered Person has an interest as lessee under any Operating Leases other than leases of non-material items of equipment.

     12.21. CAPITAL LEASES. No Covered Person has an interest as a lessee under any Capital Leases other than Capital Leases that do not cause a breach of any limitation herein on Capital Expenditures by Borrower.

     12.22. TAX LIABILITIES; GOVERNMENTAL CHARGES. Each Covered Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained or where failure to file is not reasonably likely to have a Material Adverse Effect on such Covered Person. Each Covered Person has paid or made adequate provision for payment of all Taxes of such Covered Person, except Taxes which are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP. No Security Interests for any such Taxes has been filed and no claims are being asserted with respect to any such Taxes which, if adversely determined, would have a Material Adverse Effect on such Covered Person. The period during which any assessments may be made by the IRS with respect to any federal income tax return filed more than three years before the Execution Date of any Covered Person has expired without waiver or extension. There are no material unresolved issues concerning any liability of a Covered Person for any Taxes which, if adversely determined, would have a Material Adverse Effect on such Covered Person.

     12.23. PENSION BENEFIT PLANS. All Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate of such Covered Person qualify under
Section 401 of the Code and are in compliance with the provisions of ERISA. Except with respect to events or occurrences which do not have and are not reasonably likely to have a Material Adverse Effect on such Covered Person:

           12.23.1. PROHIBITED TRANSACTIONS. None of such Pension Benefit Plans has participated in, engaged in or been a party to any non-exempt prohibited transaction as defined in ERISA or the Code, and no officer, director or employee of a Covered Person or of an ERISA Affiliate of such Covered Person has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA.

           12.23.2. CLAIMS. Other than routine claims for benefits, there are no claims, pending or threatened, involving any such Pension Benefit Plan by a current or former employee (or beneficiary thereof) of such Covered Person or ERISA Affiliate
                                     22
      of such Covered Person, nor is there any reasonable basis to anticipate any claims involving any such Pension Benefit Plan which would likely be successfully maintained against such Covered Person or ERISA Affiliate of such Covered Person.

           12.23.3. REPORTING AND DISCLOSURE REQUIREMENTS. There are no violations of any reporting or disclosure requirements with respect to any such Pension Benefit Plan and none of such Pension Benefit Plans has violated any applicable Law, including ERISA and the Code.


           12.23.4. ACCUMULATED FUNDING DEFICIENCY. No such Pension Benefit Plan has (i) incurred an accumulated funding deficiency (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty days not been waived) has occurred and is continuing; or (iii) been a Pension Benefit Plan with respect to which there exist conditions or events which have occurred that present a significant risk of termination of such Pension Benefit Plan by the PBGC.

           12.23.5. MULTI-EMPLOYER PLAN. All Multi-employer Plans to which any Covered Person contributes or is obligated to contribute are listed in item 12.23.5 of the Disclosure Schedule. No Covered Person or ERISA Affiliate of such Covered Person has received notice that any such Multi-employer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no such Multi-employer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

     12.2.4. WELFARE BENEFIT PLANS. No Covered Person or ERISA Affiliate of such Covered Person maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, would have a Material Adverse Effect on such Covered Person. Each Covered Person and ERISA Affiliate of such Covered Person has complied in all material respects with the applicable requirements of
Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

     l2.25. RETIREE BENEFITS. No Covered Person or ERISA Affiliate of such Covered Person has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death) other than (i) such benefits provided to Persons at such Person's sole expense and (ii) obligations under COBRA.

     12.26. REAL PROPERTY. Item 12.26 of the Disclosure Schedule contains a correct and complete list of (i) the street addresses and a general description of all real property owned by Borrower, and (ii) a list of all leases and subleases of real property by Borrower, with Borrower identified for each as the lessee, sublessee, lessor, or sublessor, as is the case, together with the street addresses and a general description of the real property involved and the names of the other parties to such leases and subleases. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Attachment 1 to the Disclosure Schedule contains the legal descriptions from the most recent evidences of title to all the real property in which Lender will have a Security Interest under a Mortgage as provided in Section 9.1.

     12.27. STATE OF COLLATERAL AND OTHER PROPERTY. Each Covered Person has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the Initial Financial Statements, except for personal property sold in the ordinary course of business after the date of the Initial Financial Statements. There are no Security Interests on any of the property purported to be owned by any Covered Person, including the Collateral, except existing Permitted Security Interests. Each tangible item of Personal Property Collateral purported to be owned by a Covered Person is in good operating condition and repair and is suitable for the use to which it is customarily put by its owner. Without limiting the generality of the foregoing:

           12.27.1. ACCOUNTS. With respect to each Account scheduled, listed or referred to in reports submitted by Borrower to Lender pursuant to the Loan Documents, except as disclosed therein: (i) the Account arose from a bona fide transaction completed in accordance with the terms of any documents pertaining to such transaction; (ii) the Account is not evidenced by a judgment and there is no material dispute respecting it;
      (iii) the amount of the Account as shown on Borrower's books and records and all invoices and statements which may be delivered to Lender with respect thereto are actually and absolutely owing to Borrower and are not in any way contingent; (iv) there are no set-offs, counterclaims or disputes existing or asserted with respect to the Account and Borrower has not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by Borrower in the ordinary course of its business; (v) there are no facts, events or occurrences which in any way impair the validity or enforcement of the Account or tend to reduce the amount payable thereunder as shown on Borrower's books and records and all invoices and statements delivered to Lender with respect thereto; (vi) the Account is assignable, (vii) the Account arose in the ordinary course of Borrower's business; (viii) the services furnished and/or goods sold giving rise to the Account are not subject to any Security Interest except the first priority, perfected Security Interest granted to Lender and except the Permitted Security Interests; and (ix) there are no proceedings or actions which are threatened or pending against the Account Debtor with respect to the Account.

           12.27.2. INVENTORY. With respect to Inventory schedule listed or referred to in any certificate, schedule, list or report given by Borrower, except as disclosed therein: (i) such Inventory (except for Inventory in transit) is located at one or another of the premises listed in item 12.27.2 of the Disclosure Schedule; (ii) Borrower has good and merchantable title to such Inventory subject to no Security Interest whatsoever except for the first priority, perfected Security Interest granted to Lender and except for existing Permitted Security Interests;
      (iii) such Inventory is of good and merchantable quality, free from any material defects; (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; and (v) the completion of manufacture and sale or other disposition of such Inventory by Lender following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Borrower is a party or to which the Inventory is subject.

     12.27.3. EQUIPMENT. With respect to the Borrower's equipment: (i) Borrower has good and marketable title thereto; (ii) none of such equipment is subject to any Security Interests except for the first priority Security Interest granted to Lender pursuant hereto and except for Permitted Security Interests; and (iii) all such equipment is in good operating condition and repair, ordinary wear and tear alone excepted, and is suitable for the uses to which customarily put in the conduct of Borrower's business.

     12.27.4. INTELLECTUAL PROPERTY. (i) Item 12.27.4 of the Disclosure
Schedule contains a complete and correct list of all of Borrower's Intellectual Property, (ii) Borrower owns all right, title and interest in, under and to such Intellectual Property, subject to no licenses or any interest therein or other agreements relating thereto, except for the applicable Collateral Assignment;
(iii) no Intellectual Property or grant of license by or to Borrower is subject to any pending or, to Borrower's knowledge, threatened challenge; (iv) to Borrower's knowledge, Borrower has not committed any patent, trademark, trade name, service mark or copyright infringement, and the present conduct of Borrower's business does not infringe any patents, trademarks, trade name rights, service marks, copyrights, publication rights, trade secrets or other proprietary rights of any Person; and (v) there are no claims or demands of any Person pertaining to, or any proceedings which are pending or, to Borrower's knowledge, threatened, which challenge Borrower's rights in respect of any proprietary or confidential information or trade secrets used in the conduct of Borrower's business.

     12.27.5. DOCUMENTS, INSTRUMENTS AND CHATTEL PAPER. All documents, instruments and chattel paper describing, evidencing or constituting Collateral, and all signatures and endorsements thereon, are complete, valid, and genuine, and all goods evidenced by such documents, instruments and chattel paper are owned by Borrower free and clear of all Security Interests other than Permitted Security Interests.

12.28. CHIEF PLACE OF BUSINESS; LOCATIONS OF COLLATERAL.  As of the Execution
Date.

     12.28.1. the only chief executive office and the principal places of business of Borrower are located at the places listed and so identified in item
12.28.1 of the Disclosure Schedule,

     12.28.2. - the books and records of Borrower, and all of the Borrower's chattel paper and all records of Accounts, are located only at the places listed and so identified in item 12.28.2 of the Disclosure Schedule; and

           12.28.3. all of the tangible Collateral (except for Inventory which is in transit and the Real Property Collateral) is located only at the places listed and so identified in item 12.28.3 of the Disclosure Schedule.

      12.29. NEGATIVE PLEDGES. No Covered Person is a party to or bound by any Contract which prohibits the creation or existence of any Security Interest upon or assignment or conveyance of any of the Collateral.

      12.30. SECURITY DOCUMENTS.

           12.30.1. SECURITY AGREEMENTS. Each Security Agreement is effective to grant to Lender an enforceable Security Interest in all rights, title and interest of Borrower in the Personal Property Collateral described therein. Upon appropriate filing (as to all Personal Property Collateral in which a Security Interest may be perfected under the applicable state's UCC by filing a financing statement) or Lender's taking possession (as to items of the Personal Property Collateral of which a secured party must take possession in order to perfect a Security
      Interest under the applicable state's UCC), Lender will have a fully perfected first priority Security Interest in the Personal Property Collateral described in each Security Agreement, subject only to Permitted Security Interests affecting such Personal Property Collateral.

           l2.30.2. MORTGAGES. The Mortgages are effective to grant to Lender a legal, valid and enforceable mortgage lien on the Real Property Collateral. Upon proper recording and payment of recording fees and taxes, if any, Lender will have a fully perfected first priority lien on the Real Property Collateral subject only to Permitted Security
      Interests affecting the Real Property Collateral.

           12.30.3. COLLATERAL ASSIGNMENTS.   Each Collateral Assignment
      is effective to assign to Lender all of Borrower's rights, title and interest in and to the tangible and intangible property described therein, subject only to Permitted Security Interests affecting such Property.

      12.31. S CORPORATION. There is no election in effect under Section 1362(a) of the Code for Borrower to be treated as an S Corporation as defined in Section 1361(a) of the Code.

      12.32. SUBSIDIARIES AND AFFILIATES. Borrower has no Affiliates who are not individuals and has no Subsidiaries other than those listed in item 12.32 of the Disclosure Schedule.

      12.33. MARGIN STOCK. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and none of the proceeds of any Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or Regulation G. None of the transactions contemplated by any Acquisition Documents will violate Regulations G, T, U or X of the FRB.

      12.34. SECURITIES MATTERS. No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

      12.35. INVESTMENT COMPANY ACT, ETC. Borrower is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled (within the meaning of such Investment Company Act) by such an investment company or an affiliated person of, or promoter or principal underwriter for, an investment company, as such terms are defined in the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

      12.36. NO MATERIAL MISSTATEMENTS OR OMISSIONS. To the best knowledge of Borrower, neither the Loan Documents, any of the Financial Statements nor any statement, list, certificate or other information furnished or to be furnished by Borrower to in connection with the Loan Documents or any of the transactions contemplated thereby contains or any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein not misleading.

      12.37. FILINGS. All registration statements, reports,, proxy statements and other documents, if any, required to be filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, have been filed, and such filings are complete and accurate and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading.

      12.38. BROKER'S FEES. No broker or finder is entitled to compensation for services rendered with respect to the loan transactions contemplated by this Agreement and the other Loan Documents.

      12.39. ELIGIBILITY OF COLLATERAL. Each Account or item of Inventory which Borrower, expressly or by implication, requests Lender to classify as an Eligible Account or as Eligible Inventory, respectively, will, as of the time when such request is made, conform in all respects to the requirements of such classification set forth in the respective definitions of "Eligible Accounts" and "Eligible Inventory" herein.

13. SURVIVAL OF REPRESENTATIONS. All representations and warranties in Section 12, and all representations and warranties in any certificate delivered by Borrower pursuant hereto, shall survive execution of each of the Loan Documents and the making of every Advance, and may be relied upon by Lender as being true and correct as of the date when made or deemed made or reaffirmed until all of the Loan Obligations are fully and irrevocably paid as contemplated in Section 7.5.

14. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, so long as any of the Commitments remains in effect or any of the Loan Obligations are owing to Lenders by Borrower, Borrower shall do, or cause to be done, the following:

     14.1. USE OF PROCEEDS. All proceeds of the Loans shall be used by Borrower solely for working capital and capital expenditures related to Borrower's business, for Permitted Acquisitions, and for Borrower's general corporate purposes.

     14.2. CORPORATE EXISTENCE. Each Covered Person shall maintain its existence in good standing and shall maintain in good standing its right to transact business in those states in which it is now or hereafter doing business, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect on such Covered Person. Each Covered Person shall obtain and maintain all Material Licenses for such Covered Person.

     14.3. MAINTENANCE OF PROPERTY AND LEASES. Each Covered Person shall maintain in good condition and working order, and repair and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person.
Each Covered Person shall maintain in good standing and free of defaults all of its leases of buildings, equipment, machinery, fixtures, and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person. Borrower shall not permit any of its equipment to become a fixture to real property or an accession to other personal property unless Lender has a valid, perfected and first priority Security Interest in such real or personal property. Borrower shall not, without Lender's prior written consent, alter or remove any identifying symbol or number on its equipment.

     14.4. INSURANCE. Each Covered Person shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least "A" by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured. Each Covered Person shall at all times carry insurance, in insurance companies having a rating of at least "A" by Best's Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all applicable workers' compensation laws) and covering all other liabilities common to such Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person. All policies of liability insurance maintained hereunder shall name Lender as an additional insured; all fire and casualty policies of insurance maintained hereunder shall reflect Lender's interest therein as mortgagees; under a standard New York or Union mortgagee clause. Lender is authorized, but not obligated, as the attorney-in-fact for Borrower and, (i) prior to the occurrence of an Event of Default, with Borrower's consent (which consent shall not be unreasonably withheld), and upon the occurrence of an Event of Default, without Borrower's consent, to adjust and compromise proceeds payable under such policies of insurance, (ii) to collect, receive and give receipts for such proceeds in the name of Borrower, Lender, and (iii) to endorse Borrower's name upon any instrument in payment thereof. Such power granted to

Lender shall be deemed coupled with an interest and shall be irrevocable. All policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled, reduced in coverage or otherwise modified without 30 days prior written notice to Lender. Borrower shall upon request of Lender at any time furnish to Lender updated evidence of insurance (in the form required as a condition to Lender's lending hereunder) for such insurance.

      14.5. PAYMENT OF TAXES AND OTHER OBLIGATIONS. Each Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due, all Taxes lawfully assessed or imposed upon it, and all Taxes lawfully assessed upon any of the Collateral or its other property, or upon the income or profits therefrom, and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of the Collateral or its other property; provided, however, that a Covered Person may diligently contest in good faith by appropriate proceedings the validity of any such Taxes if Borrower has established adequate reserves therefor in conformity with GAAP on the books of such Covered Person, and no Security Interest, other than a Permitted Security Interest, results from such non-payment.

      14.6. COMPLIANCE WITH LAWS. Each Covered Person shall comply with all Material Laws. Without limiting the generality of the foregoing:

            14.6.1. ENVIRONMENTAL LAWS. Each Covered Person shall comply in all material respects and shall use commercially reasonable efforts to ensure compliance in all material respects by all tenants, subtenants and other occupants of the Real Property Collateral, if any, with all Environmental Laws.

            14.6.2. PENSION BENEFIT PLANS. Each Covered Person and each ERISA Affiliate of such Covered Person shall at all times make prompt payments or contributions to meet the minimum funding standards under ERISA and the Code with respect to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate of such Covered Person, and shall comply in all material respects with all reporting and disclosure requirements and all provisions of the Code and ERISA applicable to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate of such Covered Person.

            14.6.3. EMPLOYMENT LAWS. Each Covered Person shall comply in all material respects with all requirements of all Employment Laws applicable to such Covered Person.

      14.7. DISCOVERY AND CLEAN-UP OF HAZARDOUS MATERIAL.

            14.7.1. IN GENERAL. Upon any Covered Person receiving notice of any violation of Environmental Laws or any similar notice described in
      Section 14.9.4, or upon any Covered Person otherwise discovering
      Hazardous Material on the Real Property Collateral or any other property owned or leased by such Covered Person which is in violation of, or which is reasonably likely to result in liability under, any Environmental Law, Borrower shall: (i) promptly take such acts as may be necessary to prevent danger or harm to the affected property or any person therein as a result of such Hazardous Material;
      (ii) at the request of Lender, and at Borrower's sole cost and expense, obtain and deliver to Lender promptly, but in no event later than 90 days after such request, a then currently dated environmental assessment of the property certified to Lender and any future holder of the Loan Obligations, a proposed plan for responding to any environmental problems described in such assessment, and an estimate of the costs thereof, and (iii) take all necessary steps to initiate and expeditiously complete all removal, remedial, response, corrective and other action to eliminate any such environmental problems, and keep Lender informed of such actions and the results thereof.

           14.7.2. ASBESTOS CLEAN-UP. In the event that any of the Real Property Collateral or any other property of any Covered Person contains Asbestos Material, Borrower shall develop and implement, as soon as reasonably possible, an Operations and Maintenance Program (as contemplated by EPA guidance document entitled "Managing Asbestos in Place; A Building Owner's Guide to Operations and Maintenance Programs for Asbestos-Containing Materials") for managing in place the Asbestos Material, and deliver a true, correct and complete copy of such Operations and Maintenance Program to Lender. In the event that the asbestos survey done in connection with developing the Operations and Maintenance Program reveals Asbestos Material which, due to its condition, location or planned building renovation, is recommended to be encapsulated or removed, Borrower shall promptly cause the same to be encapsulated or removed and disposed of offsite, in either case by a licensed and experienced asbestos contractor, all in accordance with applicable state, federal and local Laws. Upon completion of any such encapsulation or removal, Borrower shall deliver to Lender a certificate in such form as is then customarily available signed by the consultant overseeing the activity certifying to Lender that the work has been completed in compliance with all applicable Laws regarding notification, encapsulation, removal and disposal and that no airborne fibers beyond permissible exposure limits remain on site. All costs of such inspection, testing and remedial actions shall be paid by Borrower,

      14.8. TERMINATION OF PENSION BENEFIT PLAN. No Covered Person or ERISA Affiliate of such Covered Person shall terminate or amend any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate of such Covered Person if such termination or amendment would result in any liability to such Covered Person or ERISA Affiliate of such Covered Person under ERISA or any increase in current liability for the plan year for which such Covered Person or ERISA Affiliate of such Covered Person is required to provide security to such Pension Benefit Plan under the Code.

      14.9. NOTICE TO LENDER OF MATERIAL EVENTS. Borrower shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give notice to Lender (together with copies, if applicable) of (i) any breach of any of the covenants in Section 14, 15, or 16; (ii) any Default or Event of Default; (iii) the commencement of any Material Proceeding;

and (iv) any material loss of or damage to any of the Collateral or any material part of the other assets of a Covered Person or the commencement of any proceeding for the condemnation or other taking of any of the Collateral or any material part of the other assets of a Covered Person, if Insurance/Condemnation Proceeds are likely to be payable as a consequence of such loss, damage or proceeding, or if such loss, damage or proceeding is reasonably likely to have a Material Adverse Effect on such Covered Person. In addition,

           14.9.1. Borrower shall furnish to Lender from time to time all information which Lender requests with respect to the status of any Material Proceeding.

           14.9.2. Borrower shall furnish to Lender from time to time all information which Lender requests with respect to any Pension Benefit Plan established by a Covered Person or ERISA Affiliate of such Covered Person.

           14.9.3. Borrower shall deliver notice to Lender of the establishment of any Pension Benefit Plan by a Covered Person or an ERISA Affiliate of such Covered Person.

           14.9.4. Borrower shall promptly inform Lender of its receipt of, and deliver to Lender a copy of, any (i) notice that any violation of any Environmental Law or Employment Law may have been committed or is about to be committed by any Covered Person, (ii) notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Covered Person alleging violations of any Environmental Law or Employment Law or requiring such Covered Person to take any action in connection with the release of any Hazardous Material into the environment, (ii) notice from a Governmental Authority or private party alleging that a Covered Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Material into the environment or any damages caused thereby,
      (iv) notice that a Covered Person is subject to federal, state or local investigation regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous
      Material, or (v) notice that any properties or assets of a Covered
      Person are subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a release of Hazardous Material into the environment

           14.9.5. Borrower shall deliver to Lender notice of the following events promptly after they occur: (i) the failure of any Covered Person or ERISA Affiliate of such Covered Person to make any required installment or any other required payment to any Pension Benefit Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such installment or payment; (ii) the occurrence of any Reportable Event, or a PROHIBITED TRANSACTION or ACCUMULATED FUNDING DEFICIENCY (as those term are defined in ERISA), with respect to any Pension Benefit Plan maintained or contributed to by a Covered Person or ERISA Affiliate of such Covered Person; (iii) receipt by a Covered Person or ERISA Affiliate of such Covered

Person of any notice from a Multi-employer Plan regarding the imposition of withdrawal liability; and (iv) receipt by a Covered Person or ERISA Affiliate of such Covered Person of any notice of the institution, or a Covered Person's expectancy of the institution, of any proceeding or receipt by such Covered Person or ERISA Affiliate of such Covered Person of any notice of the taking, or such Covered Person's expectancy of the taking, of any other action which may result in the termination of any Pension Benefit Plan maintained or contributed to by such Covered Person or ERISA Affiliate of such Covered Person, or the withdrawal or partial withdrawal by a Covered Person or ERISA Affiliate of such Covered Person from any Pension Benefit Plan, and the filing or receipt by a Covered Person or ERISA Affiliate of such Covered Person of any such notice and filing or receipt of all subsequent reports or notices under ERISA with or from the IRS, the PBGC, or the DOL relating to the same; and, in addition to such notice, deliver to Lender a certificate of a Responsible Officer of Borrower, setting forth details as to such events and the action that the affected Covered Person or ERISA Affiliate of such Covered Person proposes to take with respect thereto. For purposes of this Section, a Covered Person and any ERISA Affiliate of such Covered Person shall be deemed to know all facts known by the administrator of any Plan of which such Covered Person or any ERISA Affiliate of such Covered Person is the plan sponsor.

     l4.9.6. Borrower shall promptly deliver to Lender notice of any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any of the Permitted Indebtedness.

     14.9.7. Borrower shall promptly deliver notice to Lender of the assertion by the holder of any securities of a Covered Person or any Indebtedness of a Covered Person in an outstanding principal amount in excess of $100,000 that a default exists with respect thereto or that such Covered Person is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.

     14.9.8. Borrower shall, promptly after becoming aware thereof, deliver notice to Lender of any pending or threatened strike, work stoppage, material unfair labor practice claim or other material labor dispute affecting a Covered Person.

     14.9.9. Borrower shall promptly deliver notice to Lender of any change in the name, state of incorporation, or form of organization of any Covered Person, or the trade names or styles under which a Covered Person will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, at least 30 days prior to such change.

     14.9.10. Borrower shall, promptly after becoming aware thereof, deliver notice to Lender of any event that has had or is reasonably likely to have a Material Adverse Effect on any Covered Person.

           14.9.11. Borrower shall, promptly after becoming aware thereof, deliver notice to Lender of an actual, alleged, or potential violation of any Material Law applicable to a Covered Person or any of the Collateral or any material part of other property of a Covered Person.

           14.9.12. Borrower shall notify Lender promptly in writing of any fact or condition of which Borrower is aware which materially and adversely affects the value of the Collateral, including any adverse fact or condition or the occurrence of any event which causes loss or depreciation in the value of any item of the Collateral, and the amount of such loss or depreciation. Borrower shall provide such additional information to Lender regarding the amount of any loss or depreciation in value of the Collateral as Lender may request from time to time.

      14.10. BORROWING OFFICER. Borrower shall keep on file with Lender at all times an appropriate instrument naming each Borrowing Officer.

      14.11. MAINTENANCE OF SECURITY INTERESTS OF SECURITY DOCUMENTS.

           14.11.1. PRESERVATION AND PERFECTION OF SECURITY INTERESTS.
      Borrower shall promptly, upon the reasonable request of Lender and at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter file or record in the appropriate governmental office, any document or instrument supplementing or confirming the Security Documents or otherwise deemed necessary by Lender to create, preserve or perfect any Security Interest purported to be created by the Security Documents or to fully consummate the transactions contemplated by the Loan Documents. The foregoing actions by Borrower shall include (i) filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to Lender; (ii) delivering to Lender the original certificates of title for motor vehicles, or applications therefor duly executed, with Lender's Security Interest properly shown thereon; (iii) delivering to Lender the originals of all instruments, documents and chattel paper, and all other Collateral of which Lender determines it should have physical possession in order to perfect and protect Lender's Security Interest therein, duly endorsed or assigned to Lender without restriction; (iv) delivering to Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (v) transferring Inventory to warehouses designated by Lender, (vi) delivering to Lender all letters of credit on which Borrower is named beneficiary;
      (vii) placing a durable notice of the existence of Lender's Security Interest, acceptable to Lender, upon such items of the Collateral as are designated by Lender; and (viii) placing a notice of the existence of Lender's Security Interest, acceptable to Lender, upon those writings evidencing the Collateral and the books and records of Borrower pertaining to the Collateral, as designated by Lender.

           14.11.2. COLLATERAL HELD OFF BORROWER'S PREMISES. If at any time any Collateral is located on any premises that are not owned by Borrower, then Borrower shall obtain written waivers, in form and substance satisfactory to Lender, of all present and future Security Interests to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Collateral. If any Collateral is at any time in the possession or control of a warehouseman, bailee or any of Borrower's agents or processors, then Borrower shall notify Lender thereof and shall notify such Person of Lender's Security Interest in such Collateral and, upon Lender's request, instruct such Person to hold all such Collateral for Lender's account subject to Lender's instructions.

           14.11.3. COMPLIANCE WITH TERMS OF SECURITY DOCUMENTS. Borrower shall comply with all of the terms, conditions and covenants in the Security Documents to which Borrower is a party.

      14.12. ACCOUNTING SYSTEM. Each Covered Person shall maintain a system of accounting established and administered in accordance with GAAP. Without limiting the generality of the foregoing:

           14.12.1. ACCOUNT RECORDS. Each Covered Person shall maintain a record of Accounts at its principal place of business that itemize each Account of such Covered Person and describe the names and addresses of the Account Debtors on such Accounts, all relevant invoice numbers, invoice dates, and shipping dates, and the due dates, collection histories, and aging of such Accounts.

           14.12.2. INVENTORY RECORDS. Each Covered Person shall maintain an inventory system satisfactory to Lender.

      14.13. FINANCIAL STATEMENTS.  Borrower shall deliver to Lender:

           14.13.1. ANNUAL FINANCIAL STATEMENTS. Within 120 days after the close of each fiscal year of Borrower, year-end consolidated and consolidating Financial Statements of Borrower and its Subsidiaries, containing an audit report without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Lender, and in each case accompanied by a Compliance Certificate of the Chief Financial Officer of Borrower.

           14.13.2. QUARTERLY FINANCIAL STATEMENTS. Within 60 days after the end of each fiscal quarter of Borrower, unaudited consolidated and consolidating Financial Statements of Borrower and its Subsidiaries for the quarters not covered by the latest year-end Financial Statements, in each case accompanied by a Compliance Certificate of the Chief Financial Officer of Borrower.

           14.13.3. MONTHLY FINANCIAL STATEMENTS. Within 30 days after the end of each month, unaudited consolidated Financial Statements of Borrower and its Subsidiaries for each of the months not covered by the latest year-end Financial Statements, in each case accompanied by (i) a Compliance Certificate of the Chief Financial Officer of Borrower, (ii) a statement comparing such Financial Statements with budgeted projections for such month and for the elapsed portion of the fiscal year of Borrower as contained in the annual budget prepared for such fiscal year, (iii) a statement comparing the statements delivered pursuant to clause (ii) above with the statements for the equivalent months and equivalent elapsed periods during the prior fiscal year of Borrower, (iv) a management report explaining the significant variances of the statements delivered pursuant to clause (ii) above from the budgeted projections for such month and for the elapsed portion of fiscal year of Borrower as contained in the annual budget prepared for such fiscal year, and (v) a summary of significant items discussed at any meetings of the Board of Directors of Borrower held during such month.

      Each Compliance Certificate shall be in the form of Exhibit 14.13, shall contain detailed calculations of the financial measurements referred to in Section 16 for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached Financial Statements are complete and correct in all material respects (subject, in the case of Financial Statements other than annual, to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the representations and warranties of Borrower contained in this Agreement and other Loan Documents are true and correct as of the date such certification is given as if made on such date, and (iii) there is no Existing Default, If any Compliance Certificate delivered to Lender discloses that a representation or warranty is not true and correct, or that a Default or Event of Default has occurred that has not been waived in writing by Lender, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

      14.14. BORROWING BASE CERTIFICATE. On the Effective Date and periodically thereafter, but not less often than monthly within 15 days after the end of each month, a borrowing base certificate in substantially the form of Exhibit
14.14 duly completed and signed by the chief financial officer of Borrower.

      14.15. AUDITS BY LENDER. Leader or Persons authorized by and acting on behalf of Leader may at any time and from time to time during normal business hours audit the books and records, and inspect any of the property, of each Covered Person from time to time upon reasonable notice to such Covered Person, and in the course thereof may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its accountants, officers and employees. Each Covered Person shall cooperate with Lender and such Persons in the conduct of such audits and shall deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for such Covered Person. Borrower shall reimburse Lender for all costs and expenses actually incurred by it in conducting each audit; provided, however, that if an Event of Default has not occurred, such reimbursement for each such audit shall be limited to $500 per day per person involved in conducting the audit plus Lender's other actual out-of-pocket expenses.

     14.16. VERIFICATION OF ACCOUNTS AND NOTICES TO ACCOUNT DEBTORS. Upon an Event of Default, Lender shall have the right at any time and from time to time, after first giving either oral or written notice to Borrower, to verify the validity and amount of any Account and any other matter relating to an Account, by communicating in writing or orally directly with the Account Debtor or any Person who represents or Lender believes represents the Account Debtor.

     14.17. ACCESS TO OFFICERS AND AUDITORS. Each Covered Person shall permit any Lender and Persons authorized by Lender to discuss the affairs, finances and accounts of such Covered Person with its officers and independent auditors as often as Lender may reasonably request, and such Covered Person shall direct such officers and independent auditors to cooperate with Lender and make full disclosure to Lender of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform the Loan Obligations. Lender agrees that it will not disclose to third parties any information that it obtains about Borrower or its operations or finances other than its legal counsel and other professional advisors, or in litigation or similar proceedings, in connection with enforcement or interpretation of any of the Loan Documents. Leader may, however, disclose such information to all of their respective officers, attorneys, auditors, accountants, bank examiners, agents and representatives who have a need to know such information in connection with the administration, interpretation or enforcement of the Loan Documents or the lending and collection activity contemplated therein or to the extent required by Law or a Governmental Authority. Lender shall advise such persons that such information is to be treated as confidential. Lender may also disclose such information in any documents that it files in any legal proceeding to pursue, enforce or preserve its rights under the Loan Documents to the extent that Lender's counsel advises in writing that such disclosure is reasonably necessary. Lender's non-disclosure obligation shall not apply to any information that (i) is disclosed to Lender by a third party not affiliated with or employed by Borrower who does not have a commensurate duty of non-disclosure, or (ii) becomes publicly known other than as a result of disclosure by Lender.

     14.18. FURTHER ASSURANCES. Borrower shall execute and deliver, or cause to be executed and delivered, to Lender such documents and agreements, and shall take or cause to be taken such actions, as Lender may from time to time reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents

15.  NEGATIVE COVENANTS.

     Borrower covenants and agrees that, while any of the Commitments remains in effect or any of the Loan Obligations are owing to Lender by Borrower or any of the Letters of Credit are outstanding, Borrower shall not, directly or indirectly, do any of the following, or permit any Covered Person to do any of the following, without the prior written consent of Lender:

     15.1. INVESTMENTS. Make any Investments in any other Person except the following:

           15.1.1. Investments in (i) interest-bearing United States government obligations; (ii) certificates of deposit issued by any Lender;
     (iii) certificates of deposit
     issued by and time deposits with any commercial bank chartered under the laws of the United States or any state thereof having capital and surplus of not less than $500,000,000; (iv) prime commercial paper rated A1 or better by Standard and Poor's Corporation or Prime P1 or better by Moody's Investor Service, Inc.; (v) agreements involving the sale to Borrower of United States government securities and their guaranteed repurchase the next Business Day by a Qualified Financial Institution;
     or (vi) existing Investments by LaBarge, Inc. in LaBarge/STC, Inc., LaBarge Wireless, Inc. and Venisect, Inc., or the existing Investment by LaBarge Wireless, Inc. in LaBarge Clayco Wireless, L.L.C.

           15.1.2. Accounts arising in the ordinary course of business and payable in accordance with Borrower's customary trade terms.

     15.2. INDEBTEDNESS. Create, incur, assume, or allow to exist any Indebtedness of any kind or description, except the following:

           15.2.1. Indebtedness to trade creditors incurred in the ordinary course of business, to the extent that it is not overdue past the original due date by more than 90 days.

           15.2.2. The Loan Obligations.

           15.2.3. Indebtedness secured by Permitted Security Interests.

           15.2.4. The Subordinated Indebtedness.

           15.2.5. The Indebtedness of Borrower to the City of Joplin, Missouri, existing on the Execution Date.

     15.3. PREPAYMENTS. Voluntarily prepay any Indebtedness other than (a) the Loan Obligations in accordance with the terms of the Loan Documents, and (b) trade payables in the ordinary course of business.

     15.4. INDIRECT OBLIGATIONS. Create, incur, assume or allow to exist any Indirect Obligations except Indirect Obligations existing on the Execution Date and disclosed in item 12.18 of the Disclosure Schedule.

     15.5. SECURITY INTERESTS. Create, incur, assume or allow to exist any Security Interest upon all or any part of its property, real or personal, now owned or hereafter acquired, except in connection with Permitted Acquisitions and the following ("Permitted Security Interests"):

           15.5.1. Security Interests for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

          15.5.2. Security Interests arising out of deposits in connection with workers' compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

          15.5.3. Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

          15.5.4. Security Interests imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

          15.5.5. Purchase money Security Interests securing payment of the purchase price of capital assets acquired by Borrower after the Execution Date in an amount not to exceed $500,000 in the aggregate.


          15.5.6. Security Interests of customers of Borrower in items of Inventory for the manufacture of which such customers have paid deposits to Borrower, to the extent such Security Interests secure the repayment of such deposits.

          15.5.7. Security Interests securing the Loan Obligations in favor of Lender.

          15.5.8. Security Interests existing on the Execution Date that are disclosed in item 12.27 of the Disclosure Schedule and are satisfactory to Lender.

     15.6. ACQUISITIONS. Acquire stock or other equity interest in a Person or acquire all or a material part of the assets of a Person, regardless of the form of the transaction, except in a Permitted Acquisition. A "Permitted Acquisition" is any acquisition of stock or other equity interest in a Person, or of all or a material part of the assets of a Person, with respect to which the following requirements have been satisfied: (i) Borrower has furnished Lender with the three most recent fiscal year-end financial statements and twelve most recent quarterly financial statements of the business to be acquired, to the extent they are available; (ii) Borrower shall have furnished Lender with proforma financial statements of Borrower containing balance sheet, income statement, and cash flows projections as of and for such periods beginning upon consummation of the acquisition and ending periodically thereafter as are satisfactory to Lender; (iii) such proforma financial statements and other due diligence investigations which Lender may elect to conduct in its absolute discretion establish to Lender's satisfaction that Borrower will be Solvent as of immediately after such consummation, that Borrower is not reasonably likely to fail to satisfy the covenants in Section 16 for the reasonably foreseeable future, and that such acquisition is not reasonably likely to have a Material Adverse Effect on Borrower; (iv) Lender is satisfied that the assumptions upon which such proforma financial statements are based are justified and supportable; (v) the agreements under which such acquisition will be consummated are satisfactory to Lender; (vi) the Surviving Company shall have executed and delivered to Lender additional Security Documents granting to Lender a Security Interest in all of the material acquired assets subject only to Permitted Security Interests; and (vii) the Surviving Company, if not a Borrower under this Agreement prior to such Permitted Acquisition, shall have become a Borrower by execution of an appropriate amendment to this Agreement and thereby bound by all of the provisions hereof.

     15.7. TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any transaction or arrangement, including the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, or make any loans or advances to any Affiliate. If there is no Existing Default, however, Borrower may engage in the such transactions in the ordinary course of business and pursuant to the reasonable requirements of its business and on fair and reasonable terms substantially as favorable to it as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate.

     15.8. DISTRIBUTIONS. At any time when there is an Existing Default, directly or indirectly declare or make, or incur any liability to make, any Distribution. For purposes of this Section, a "Distribution" means and includes (i) any cash dividend, (ii) any acquisition or redemption of any outstanding stock, (iii) any retirement or prepayment of debt securities before their regularly scheduled maturity dates, and (iv) any loan or advance to a shareholder.

     15.9. CHANGE OF CONTROL. Merge or consolidate with or into another Person, or permit any Person or Group to become the record or beneficial owner, directly or indirectly, of securities representing 50% or more of the voting power of Borrower's outstanding securities having the power to vote, or acquiring the power to elect a majority of the Board of Directors of Borrower.

     15.10. CAPITAL STRUCTURE; EQUITY SECURITIES. Make any change in its capital structure which has or could have a Material Adverse Effect on Borrower; or create any new class of stock, issue any stock, or issue any other equity securities, or non-equity securities that are convertible into equity securities, except common stock and other securities that are subordinated in right of payment to all the Loan Obligations in a manner satisfactory to Lender.

     15.11. CONFLICTING AGREEMENTS. Enter into any agreement, that would, if fully complied with by it, result in a Default or Event of Default either immediately or upon the elapsing of time.

     15.12. TRANSACTIONS HAVING A MATERIAL ADVERSE EFFECT. Enter into any transaction which has or is reasonably likely to have a Material Adverse Effect on Borrower.

     15.13. DISPOSAL OF ASSETS. Sell, transfer, exchange, lease, or otherwise dispose of any of its assets except sales of Inventory in the ordinary course of business. Notwithstanding the foregoing, Borrower may sell, transfer or otherwise dispose of obsolete and unusable equipment, and may sell, transfer or otherwise dispose of other assets having an orderly liquidation value no greater than $250,000 in the aggregate in any fiscal year of Borrower.

16.  FINANCIAL COVENANTS.

     16.1. SPECIAL DEFINITIONS. As used in this Section 16 and elsewhere in this Agreement, the following capitalized terms have the following meanings:

     "Current Assets" means, at any date, current assets as determined in accordance with GAAP.

     "Current Liabilities" means, at any date, current liabilities as determined in accordance with GAAP but excluding amounts outstanding under the Revolving Loan.

     "EBITDA" means, for any period of calculation, an amount equal to the sum of (i) net income, (ii) federal, state and local income tax expense, (iii) interest expense, (iv) depreciation and amortization expense, (v) losses on the sale or other disposition of assets, and (vi) extraordinary losses, minus (a) gains on the sale or other disposition of assets, and (b) extraordinary gains, all calculated for such period.

     "Fixed Charges" means, for any period of calculation, the sum of (i) interest payable, (ii) the sum of all scheduled principal payments on any Indebtedness of Borrower (including the Loans, (iii) federal, state and local income taxes payable, (iv) Capital Expenditures, (v) dividends paid, and (vi) current maturities of long term Indebtedness.

     "Funded Debt" means, at any date, the sum of all Indebtedness plus the unamortized capitalized amount of all Capital Leases.

     "Interest Expense" means, for any period of calculation, all interest, whether paid in cash or accrued as a liability, but without duplication, on Indebtedness during such period.

     "Adjusted Tangible Assets" means, at any date, the sum of subordinated debt plus all assets as determined in accordance with GAAP except (a) deferred assets; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) Permitted Investments; (d) unamortized debt discount and expense; and (f) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation;

     "Tangible Net Worth" means, at any date: (a) the book value (net of depreciation, obsolescence, amortization, valuation and other proper reserves determined in accordance with GAAP) at which Adjusted Tangible Assets would be shown on a balance sheet at such date prepared in accordance with GAAP; less (b) the amount at which all liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the notes thereto.

     16.2. CAPITAL EXPENDITURES. Borrower shall not make Capital Expenditures (including Capital Expenditures made in Permitted Acquisitions, and the Capital Expenditure fiscal year of Borrower. The "Capital Expenditure Equivalent" of a Capital Lease entered into in any fiscal year of Borrower shall be the amount which would have been the aggregate cost of the property leased if it had been purchased instead.

     16.3. MINIMUM FIXED CHARGE COVERAGE. The ratio of Borrower's EBITDA to Fixed Charges, calculated at the end of each fiscal quarter of Borrower on the basis of the four consecutive fiscal quarters then ended, shall not be less than 1.25 to 1.00.

     16.4. MINIMUM TANGIBLE NET WORTH. Borrower's Tangible Net Worth as of the end of the fiscal year of Borrower ended in 1996 and each fiscal quarter of Borrower ended thereafter shall at no time be less than $15,100,000 plus 50% of cumulative net income (but not any net loss) for such fiscal periods.

     16.5. MINIMUM CURRENT RATIO. The ratio of Borrower's Current Assets to Current Liabilities shall at no time be less than 1.25 to 1.00.

     16.6. MAXIMUM FUNDED DEBT TO EBITDA RATIO. The ratio of Borrower's Funded Debt to Borrower's EBITDA calculated at the end of each fiscal quarter of Borrower on the basis of the twelve consecutive calendar months then ended shall not be greater than 3.0 to 1.0.

17.  DEFAULT.

     17.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an Event of Default:

           17.1.1. FAILURE TO PAY PRINCIPAL OR INTEREST. Failure by Borrower to make any principal or interest payment on the Loans when due under the Loan Documents.

           17.1.2. FAILURE TO PAY OTHER AMOUNTS OWED TO LENDER. Failure of Borrower to pay any of the Loan Obligations (other than principal or interest on the Loans) or any other amount owed to Lender within five Business Days after notice from Lender that the same is due.

           17.1.3. FAILURE TO PAY AMOUNTS OWED TO OTHER PERSONS. Failure of Borrower to make any payment due on Indebtedness of Borrower over $500,000 to any Person other than Lender which continues unwaived beyond any applicable grace period specified in the documents evidencing such Indebtedness.

           17.1.4. ACCELERATION OF OTHER INDEBTEDNESS. Any Obligation of Borrower (other than the Loan Obligations) for the payment of borrowed money in an amount over $500,000 becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or prepayment) prior to the original maturity thereof as a consequence of a default with respect thereto by Borrower.

          17.1.5. REPRESENTATIONS OR WARRANTIES. Any representation or warranty made or deemed made by Borrower to Lender under any of the Loan Documents is discovered to have been false in any material respect when made and is not cured with fifteen Business Days after notice thereof from Lender to Borrower.

          17.1.6. CERTAIN COVENANTS. Failure of Borrower to comply with the covenants in Section 14.1, 14.8, 14.13, or 14.17.

          17.1.7. FINANCIAL COVENANTS. Failure of Borrower to cure a violation of Section 16 within 30 days after the end of the applicable fiscal quarter of Borrower.

          17.1.8. OTHER COVENANTS. Failure of Borrower to comply with any of the provisions of any of the Loan Documents that are applicable to it (other than a failure which constitutes an Event of Default under any of Sections 17.1.1 through 17.1.6) which is not remedied or waived in writing by Lender within 30 days after notice thereof from Lender to Borrower.

          17.1.9. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any default or event of default under any agreement to which Borrower is a party which continues unwaived beyond any applicable grace period provided therein and either (i) involves Obligations of Borrower greater than $500,000 or (ii) has or is reasonably likely to have a Material Adverse Effect on Borrower.

          17.1.10. BANKRUPTCY; INSOLVENCY; ETC. Borrower (i) fails to pay, or admits in writing its inability to pay, its debts generally as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes a general assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of Borrower or any substantial part of its property; (iv) commences any proceeding relating to Borrower under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of ninety days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of ninety (90) days; or
     (vi) takes any corporate action to authorize any of the foregoing.

          17.1.11. JUDGMENTS; ATTACHMENT; ETC. Any one or more judgments or orders is entered against Borrower or any attachment or other levy is made against the property of Borrower, including but not limited to the Collateral, with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of deductibles satisfactory to Lender) greater than $100,000 becomes final and non-appealable or if timely appealed is not fully bonded and collection thereof stayed pending the appeal.

          17.1.12. PENSION BENEFIT PLAN TERMINATION, ETC. Any termination by the PBGC of a Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower or to liquidate any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower; or any event which constitutes grounds either for the termination of any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower has occurred and is continuing for 30 days after Borrower has notice of any such event; or any voluntary termination of any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower which is a defined benefit pension plan as defined in Section 3(35) of ERISA while such defined benefit pension plan has an accumulated funding deficiency, unless Lender has been notified of such intent to voluntarily terminate such plan and Lender has given its consent and agreed that such event shall not constitute an Event of Default; or the plan administrator of any Pension Benefit Plan of Borrower or an ERISA Affiliate of Borrower applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(1) of the Code and Lender determines that the substantial business hardship upon which the application for such waiver is based could subject Borrower or any ERISA Affiliate of Borrower to a liability in excess of $100,000.

          17.1.13. LIQUIDATION OR DISSOLUTION. Borrower files a certificate of dissolution under applicable state law or is liquidated or dissolved, or has commenced against it any action or proceeding for its liquidation or dissolution, or takes any corporate action in furtherance thereof.

          17.1.14. SEIZURE OF ASSETS. All or any material part of the property of Borrower, including but not limited to the Collateral, is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property or of Borrower is assumed by any Governmental Authority, unless the same is being contested in good faith by appropriate proceedings diligently pursued and a stay of enforcement is in effect.

          17.1.15. RACKETEERING PROCEEDING. There is filed against Borrower any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding is not dismissed within 120 days and could result in the confiscation or forfeiture of any of the Collateral or any material part of other property of Borrower.

          17.1.16. LOAN DOCUMENTS; SECURITY INTERESTS. For any reason (other than the failure of Lender to take any action available to it to create or maintain perfection of the Security Interests created in favor of Lender) any Loan Document ceases to be in full force and effect or any Security Interest on any of the Collateral is not or ceases to be valid, perfected and prior to all other Security Interests (other than relevant Permitted Security Interests) or is terminated, revoked or declared void or invalid.

          17.1.17. LOSS TO COLLATERAL. Any loss, theft, damage or destruction of any of the Collateral occurs which is not covered by insurance as required herein and has or is reasonably likely to have a Material Adverse Effect on Borrower.

          17.1.18. MATERIAL ADVERSE CHANGE. There occurs any material adverse change in Borrower's property, business, operation, or condition (financial or otherwise), or there occurs any event which has or is reasonably likely to have a Material Adverse Effect on Borrower.

     17.2. RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT.

           17.2.1. CANCELLATION OF COMMITMENTS. Upon the occurrence of an Event of Default described in Section 17.1.10, the Commitments shall be deemed canceled without presentment, demand or notice of any kind. Upon any other Event of Default, and at any time thereafter, Lender may cancel the Commitments. Such cancellation may be without demand or notice of any kind, which Borrower expressly waives.

           17.2.2. ACCELERATION. Upon the occurrence of an Event of Default described in Section 17.1.10, all of the outstanding Loan Obligations shall automatically become immediately due and payable. Upon any other Event of Default, and at any time thereafter, Lender may declare all of the outstanding Loan Obligations immediately due and payable. Such acceleration in either case may be without presentment, demand or notice of any kind, which Borrower expressly waives.

           17.2.3. RIGHT OF SET-OFF. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, Lender is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by Lender to or for the credit or the account of Borrower, irrespective of whether or not Lender has made any demand under the Loan Documents and although such Loan Obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may otherwise have.

           17.2.4. NOTICE TO ACCOUNT DEBTORS. Upon the occurrence of any Event of Default and at any time and from time to time thereafter, Lender may, without prior notice to Borrower, notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a Security Interest therein, and Lender may direct, or Borrower, at Lender's request, shall direct, any or all Account Debtors to make all payments upon the Accounts directly to Lender.

           17.2.5. ENTRY UPON PREMISES AND ACCESS TO INFORMATION. Upon the occurrence of any Event of Default and acceleration of the Loan Obligations as provided herein, and at any time and from time to time thereafter, Lender may (i) enter any premises leased or owned by Borrower where any Personal Property Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower, or any other place or places where Personal Property Collateral is believed to be located,
     (ii) render Collateral usable or saleable, (iii) move movable Personal Property Collateral to the premises of Lender or any agent of Lender for such time as Lender may desire in order effectively to collect or liquidate such Personal Property Collateral; (iv) take possession of, and make copies and abstracts of, Borrower's original books and records, obtain access to Borrower's data processing equipment, computer hardware and software relating to any of the Collateral and, subject to any proprietary rights of third parties, use all of the foregoing and the information contained therein in any manner Lender deems appropriate in connection with the exercise of Lender's rights; and (v) notify postal authorities to change the address for delivery of Borrower's mail to an address designated by Lender and to receive, open and process all mail addressed to Borrower.

           17.2.6. BORROWER'S OBLIGATIONS. Upon the occurrence of an Event of Default and acceleration of the Loan Obligations as provided herein, Borrower shall, if Lender so requests, assemble all movable Personal Property Collateral and make it available to Lender at the Project site.

           17.2.7. EXERCISE OF RIGHTS AS SECURED PARTY. Upon an Event of Default and acceleration of the Loan Obligations as provided herein, and at any time and from time to time thereafter:

                   17.2.7.1. Lender may exercise its rights under the Account Assignment;

                   17.2.7.2. Lender may exercise any or all of its rights under the other Security Documents as a secured party under the UCC and any other applicable Law or the terms thereof; and

                   17.2.7.3. Lender may sell or otherwise dispose of any or all of the Collateral at public or private sale in a commercially reasonable manner, for cash or credit, which sale Lender may postpone from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement at any adjourned sale without being required to give a new notice of sale, all as Lender deems advisable. Lender may become the purchaser at any such sale if permissible under applicable Law, and Lender may, in lieu of actual payment of the purchase price, offset the amount thereof against Borrower's Loan Obligations owing to Lender, and Borrower agrees that Lender has no obligation to preserve rights to Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

           In connection with the advertising for sale, selling, or otherwise realizing upon any of the Collateral securing the obligations of Borrower to Lender, Lender may use and is hereby granted a license to use, without charge or liability to Lender therefor, any of Borrower's labels, trade names, trademarks, trade secrets, service marks, patents, patent applications, licenses, certificates of authority, advertising materials, or any of Borrower's other properties or interests in properties of similar nature, to the extent that such use thereof is not prohibited by agreements under which Borrower has rights therein, and all of Borrower's rights under license, franchise and similar agreements shall inure to Lender's benefit.

           17.2.8. MISCELLANEOUS. Upon the occurrence of an Event of Default and at any time thereafter, Lender may exercise any other rights and remedies available to Lender under the Loan Documents or otherwise available to Lenders at law or in equity.

     17.3. APPLICATION OF FUNDS. Any funds received by Lender with respect to the Loan Obligations, including proceeds of the Collateral, after acceleration of the Loan Obligations as provided herein, shall be applied as follows: (i) first, to reimburse Lender for any amounts due to Lender under Section 18.7;
(ii) second, to reimburse to Lender all unreimbursed costs and expenses paid or incurred by Lender that are payable or reimbursable by Borrower hereunder; (iii) third, to reimburse to Lender all unreimbursed costs and expenses paid or incurred by Lender (including costs and expenses incurred by Lender as Lender that are not reimbursable as provided in the preceding clause) that are payable or reimbursable by Borrower hereunder; (iv) fourth, to payment of accrued and unpaid fees due under the Loan Documents and all other amounts due under the Loan Documents (other than the Loans and interest accrued thereon); (v) fifth, to payment of interest accrued on the Loans; (vi) sixth, to payment of the Loans; and (vii) seventh, to payment of the other Loan Obligations. Any amounts remaining after the application of funds and proceeds as provided in this Section shall be paid to Borrower, or to such other Persons as are legally entitled thereto.

     17.4. LIMITATION OF LIABILITY; WAIVER. Lender shall not be liable to Borrower as a result of any commercially reasonable possession, repossession, collection or sale by Lender of Collateral; and Borrower hereby waives all rights of redemption from any such sale and the benefit of all valuation, appraisal and exemption laws. If Lender seeks to take possession of any of the Collateral by replevin or other court process after an Event of Default, Borrower hereby irrevocably waives (i) the posting of any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession, (ii) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof, (iii) any requirement that Lender retain possession and not dispose of any Collateral until after trial or final judgment, and (iv) to the extent permitted by applicable law, all rights to notice and hearing prior to the exercise by Lender of its right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing. No Lender shall have any obligation to preserve rights to the Collateral or to marshall any Collateral for the benefit of any Person.

     17.5. NOTICE. Any notice of intended action required to be given by either Lender (including notice of a public or private sale of Collateral), if given as provided in Section 19.1 at least 10 days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower.

18.  GENERAL.

     18.1. LENDER'S RIGHT TO CURE. Lender may from time to time, in its absolute discretion, for Borrower's account and at Borrower's expense, pay any amount or do any act required of Borrower under the Loan Documents or requested by Lender to preserve, protect, maintain or enforce the Loan Obligations, the Collateral or Lenders Security Interests therein, and which Borrower fails to pay or do, including payment of any judgment against Borrower which remains unpaid for a period of thirty days, insurance premium, Taxes or assessments, warehouse charge, finishing or processing charge, landlord's claim, and any other Security Interest upon or with respect to the Collateral. All payments that Lender makes pursuant to this Section and all out-of-pocket costs and expenses that Lender pays or incurs in connection with any action taken by them hereunder shall be a part of the Loan Obligations, the repayment of which shall be secured by the Collateral. Any payment made or other action taken by Lender pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Lender's other rights and remedies with respect thereto.

     18.2. RIGHTS NOT EXCLUSIVE. Every right granted to Lender hereunder or under any other Loan Document or allowed to them at law or in equity shall be deemed cumulative and may be exercised from time to time.

     18.3. SURVIVAL OF AGREEMENTS. All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and other Loan Documents and the making of every Advance. All agreements, obligations and liabilities of Borrower under the Loan Documents concerning the payment of money to Lender, including Borrower's obligations under Sections 18.6 and 18.7, but excluding the obligation to repay the Loans and interest accrued thereon, shall survive the repayment in full of the Loans and interest accrued thereon, the return of the Notes to Borrower, and the termination or cancellation of the Commitments.

     18.4. SALE OF PARTICIPATIONS. Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement provided that the terms of sale satisfy the following requirements:

           18.4.1. Lender's obligations under this Agreement shall remain unchanged.

           18.4.2. Lender shall remain solely responsible to the other parties hereto for the performance of such obligations.

           18.4.3. Lender shall remain the holder of any Notes issued to it for the purpose of this Agreement.

           18.4.4. Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and with regard to Advances and payments to be made under this Agreement. Participation agreements between Lender and its participants may, however, provide that Lender will obtain the approval of such participant prior to Lender agreeing to any amendment or waiver of any provisions of this Agreement which would (i) extend the maturity of the Notes, (ii) reduce the interest rate on the Loans, (iii) increase any of the Commitments of the Lender granting the participation, or (iv) release all or any substantial part of the Collateral other than in accordance with the terms of the Loan Documents.

The sale of any such participations which require Borrower to file a registration statement with the SEC or under the securities laws of any state shall not be permitted.

     18.5. ASSIGNMENTS TO AFFILIATES. Lender may assign all or any portion of its interest in the Loans to its Affiliates without the acceptance or consent of Lender or Borrower, and may assign all or any portion of its interest in the Loans to the Federal Reserve Bank without acceptance or approval of Lender or Borrower and without payment of any fees.

     18.6. PAYMENT OF EXPENSES. Borrower agrees to pay or reimburse to Lender all of Lender's out-of-pocket costs incurred in connection with Lender's due diligence review before execution of the Loan Documents; the negotiation and preparation of the commitment letters and the Loan Documents; the perfection of Lender's Security Interest in any Collateral; the interpretation of any of the Loan Documents; the enforcement of Lender's rights and remedies under the Loan Documents after a Default or Event of Default; any amendment of or supplementation to any of the Loan Documents; and any waiver, consent or forbearance with respect to any Default or Event of Default. Borrower further agrees to pay or reimburse to Lender all of Lender's out-of-pocket costs incurred in connection with the enforcement of Lender's rights and remedies under the Loan Documents after a Default or Event of Default. Out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred: title insurance fees and premiums; the cost of searches for Security Interests existing against Borrower; recording and filing fees; fees for all required appraisals; environmental consultant fees; litigation costs; and all attorneys' and paralegals' expenses and reasonable fees. Attorneys' and paralegals' expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges.
Litigation costs may include but are not limited to filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration,, or court proceedings involving Lender and Borrower, including proceedings under the Federal Bankruptcy Code. All costs which Borrower is obligated to pay or reimburse to Lender are Loan Obligations payable on demand and are secured by the Collateral.

     18.7. GENERAL INDENMITY.

           18.7.1. Borrower shall indemnify and hold harmless Lender and its directors, officers, employees, agents, and representatives (the "Indemnified Parties") for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and expenses and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties in connection with, arising out of, based upon or otherwise involving or resulting from any threatened, pending or completed action, suit, investigation or other proceeding by, against or otherwise involving the Indemnified Parties and in any way dealing with, relating to or otherwise involving this Agreement, any of the other Loan Documents, or any transaction contemplated hereby or thereby, except to the extent that they arise from the gross negligence, bad faith, or willful misconduct of any of the Indemnified Parties. Borrower shall indemnify and hold harmless the Indemnified Parties for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' and consultant fees and expenses, investigation and laboratory fees, removal, remedial, response and corrective action costs, and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties as a result of the manufacture, storage, transportation, release or disposal of any Hazardous Material on, from, over or affecting any of the Collateral or any of the assets, properties, or operations of Borrower or any predecessor in interest, directly or indirectly, except to the extent that they arise from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties.

           18.7.2. The obligations of Borrower under this Section 18.7 shall survive the termination or cancellation of the Commitments, the payment and satisfaction of all of the Loan Obligations, and the release of the Collateral.

           18.7.3. To the extent that any of the indemnities required from Borrower under this Section are unenforceable because they violate any Law or public policy, Borrower shall pay the maximum amount which it is permitted to pay under applicable Law.

     18.8. LOAN RECORDS. The date and amount of all Advances and payments of amounts due from Borrower under the Loan Documents will be recorded in the Lender's records and the records that Lender normally maintains for such type of transactions. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Loans and other amounts payable under the Loan Documents. Borrower shall have the burden of proving that Lender's or Lender's records are not correct. Borrower agrees that Lender's or Lender's books and records showing the Loan Obligations and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Loan Obligation is also evidenced by a promissory note or other instrument. Lender will provide to Borrower a monthly statement of Advances, payments, and other transactions pursuant to this Agreement. Such statements shall be deemed correct, accurate and binding on Borrower and an account stated (except for reversals and reapplications of payments as provided in Section 7.6 and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within 30 days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

     18.9. OTHER SECURITY AND GUARANTIES. Lender may, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Loan Obligations and exchange, enforce and release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Loan Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Security Interest in any other collateral as security for the payment of all or any part of the Loan Obligations, or any other Person in any way obligated to pay all or any part of the Loan Obligations.

19.  MISCELLANEOUS.

     19.1. NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or two days after being deposited in the United States mail, postage prepaid, or, in the case of telegraphic notice, or the overnight courier services, when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this paragraph. No notice given to or demand made on Borrower by any Lender in any instance shall entitle Borrower to notice or demand in any other instance.

     19.2. AMENDMENTS, WAIVERS AND CONSENTS. Unless otherwise provided herein, no amendment to or waiver of any provision of this Agreement, or of any of the other Loan Documents, nor consent to any departure by Borrower herefrom or therefrom, shall be effective unless it is in writing and signed by authorized officers of Borrower and Lender. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. No failure by any Lender to exercise, and no delay by any Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege. Each and every right granted to Lender hereunder or under any other Loan Document or other document delivered hereunder or in connection with this Agreement or allowed to them at law or in equity shall be deemed cumulative and may be exercised from time to time.

     19.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender. With respect to Borrower's successors and assigns, such successors and assigns shall include any receiver, trustee or debtor-in-possession of or for Borrower.

     19.4. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     19.5. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

     19.6. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement, the other Loan Documents and the Notes and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions; except that the provisions of the Loan Documents pertaining to the creation or perfection of Security Interests or the enforcement of the rights of Lender in Collateral located in states other than Missouri, if any, and other related matters subject to the law of such states, shall be governed by the laws of such States. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

     19.7. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

     19.8. NO OTHER AGREEMENTS. There are no other agreements between Lender and Borrower, oral or written, concerning the subject matter of the Loan Documents, and all prior agreements concerning the same subject matter, including the Commitment Letter, are merged into the Loan Documents and thereby extinguished.

     19.9. INCORPORATION BY REFERENCE. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

20. CHOICE OF FORUM. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER AND LENDER HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE EASTERN DISTRICT OF MISSOURI, AND THE STATE COURTS OF MISSOURI LOCATED IN ST. LOUIS COUNTY OR THE CITY OF ST. LOUIS, MISSOURI, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN LENDER AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, REAL ESTATE OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

21. SERVICE OF PROCESS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS CERTIFIED OR REGISTERED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

22. STATUTORY NOTICE.  The following notice is given pursuant to Section
432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

    ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.


             [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officers as of the date first above written.


LABARGE/STC, INC.                             LABARGE WIRELESS, INC.
by its President                              by its President



Craig E. LaBarge                              Craig E. LaBarge
- -------------------------                     -------------------------




Notice Address:                               Notice Address:
LaBarge, Inc.                                 LaBarge, Inc.
- -------------------------                     707 N. Second St.
707 N. Second St.                             St. Louis, MO 63102
- -------------------------                     Attn: William J. Maender
St. Louis, MO 63102                           FAX# 982-9437
- -------------------------                     TEL# 231-5960
Attn: William J. Maender
     --------------------
FAX#  982-9437
TEL#  231-5960

LABARGE, INC.                                 THE BOATMEN'S NATIONAL BANK OF
by its President                              ST. LOUIS
                                              by its Vice President



  Craig E. LaBarge                              Jeffrey S. Potts
- -------------------------                     -------------------------
  Craig E. LaBarge                              Jeffrey S. Potts



Notice Address:                               Notice Address:
LaBarge, Inc.                                 One Boatmen's Plaza, 12th Floor
707 N. Second St.                             800 Market Street, LBP 3501
St. Louis, MO 63102                           St. Louis, MO 63101
Attn: William J. Maender                      Attn: Jeffrey S. Potts
FAX# 982-9437                                 FAX# 466-7783
TEL# 231-5960                                 TEL# 466-6061

                                                                EXHIBIT 2.1


                     GLOSSARY AND INDEX OF DEFINED TERMS


"Account Debtor": the obligor on any Account.

"Account": as to any Person, the right of such Person to payment for goods sold or leased or for services rendered by such Person.

"Acquiring Company": the Person obligated to pay or provide the consideration payable in connection with a Permitted Acquisition upon the consummation thereof.

"Advance":  either a Term Advance or a Revolving Advance.

"Affiliate": with respect to any Person, (a) any other Person who is a partner, director, officer or stockholder of such Person; and (b) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, and any partner, director, officer or stockholder of such other Person described. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities having the power to vote in an election of directors of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

"Alternate Base Rate Accrual": as to any Loan, the accrual of interest at the Alternate Base Rate.

"Asbestos Material": either asbestos or asbestos-containing materials.

"Assigned Collateral": any tangible or intangible property of Borrower, now owned or hereafter acquired, other than the Real Property Collateral and the Personal Property Collateral in which Lender holds or will hold a Security Interest under a Collateral Assignment to secure payment or performance of any of the Loan Obligations as required or contemplated under Section 9.3, and all proceeds thereof

"Borrowing Base Certificate": the certificate required to be delivered to Lender as provided in Section 14.14.

"Borrowing Officer": each officer of Borrower who is authorized to submit a request for an Advance.

"Business Day": a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of either the United States or the States of Missouri or Colorado.

"Capital Expenditure": an expenditure for an asset that must be depreciated or amortized under GAAP, for goodwill, or for any asset that under GAAP must be treated as a capital asset, including payments under Capital Leases.

"Capital Lease": any lease that has been or should be capitalized under GAAP.

"Charter Documents": the articles or certificate of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; or the indenture of a trust.

"Claims Act": the Assignment of Claims Act of 1940, as amended from time to time.

"Code": the Internal Revenue Code of 1986, as amended from time to time, and all regulations thereunder of the IRS.

"Collateral Assignment": any of the collateral assignments required or contemplated under Section 9.3 to be executed and delivered to Lender, as it may be amended, restated, or replaced from time to time.

"Collateral": all of the Real Property Collateral, Personal Property Collateral, and other property in which Lender has a Security Interest to secure payment or performance of the Loan Obligations.

"Contract": any contract, note, bond, indenture, deed, mortgage, deed of trust, security agreement, pledge, hypothecation agreement, assignment, or other agreement or undertaking, or any security.

"Corporate Base Rate": the per annum interest rate designated from time to time by Administrative Lender as its Corporate Base Rate, which is a reference rate and does not necessarily represent the lowest or best rate charged to any customer of Administrative Lender.

"Default": any of the events listed in Section 17.1 of this Agreement, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

"Default Rate": the rate of interest payable on the Loans after their Maturity or upon the occurrence of an Event of Default as provided in Section 4.8.

"Disclosure Schedule": the Disclosure Schedule of Borrower attached hereto as
Exhibit 12.

"DOL": the United States Department of Labor.

"Dollars": and the sign "$", lawful money of the United States.

"Effective Date": the date when this Agreement is effective as provided in
Section 1.

"Execution Date": the date when this Agreement is executed by Borrower and Lender.

"Employment Law": ERISA, the Occupational Safety and Health Act, the Fair Labor Standards Act, or any other Law pertaining to the terms or conditions of labor or safety in the workplace or discrimination or sexual harassment in the workplace.

"Encumbrance": as to any item of real or personal property, any easement, right-of-way, license, condition, or restrictive covenant, or zoning or similar restriction, that is not a Security Interest but is enforceable by any Person other than the record owner of such property.

"Environmental Law": the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Clean Air Act, or any other Law pertaining to environmental quality or remediation of Hazardous Material.

"EPA": the United States Environmental Protection Agency.

"ERISA Affiliate": as to any Person, any trade or business (irrespective of whether incorporated) which is a member of a group of which such Person is a member and thereafter treated as a single employer under Section 414(b), (c),
(m) or (o) of the Code or applicable Treasury Regulations.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Event of Default": any of the events listed in Section 17.1 of this Agreement as to which any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

"Execution Date": the date when this Agreement has been executed.

"Existing Default": a Default which has occurred and is continuing, or an Event of Default which has occurred, and which has not been waived in writing by Lender.

"Financial Statements": financial statements of Borrower that are furnished to Lender as required in Section 14.13 of this Agreement.

"FRB": the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

"GAAP": those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.

"Governmental Authority": the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgements are enforceable by or within the territory of any of the foregoing.

"Group": as used in Regulation 13-D issued by the Securities and Exchange Commission.

"Hazardous Material": any hazardous, radioactive, toxic, solid or special waste, material, substance or constituent thereof, or any other such substance (as defined under any applicable law or regulation), including Asbestos Material. "Hazardous Material" does not include materials or products containing hazardous constituents which are not considered to be waste under the applicable Environmental Law or which are considered to be waste but are transported, handled or disposed of in accordance with the applicable Environmental Law, or Asbestos Material which is not friable.

"Indebtedness": as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any Security Interest in any property of such Person; (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; (viii) under any conditional sale agreement or title retention agreement; or (ix) to pay interest or fees with respect to any of the foregoing.

"Indirect Obligation": as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Security Interest in any property of such Person that secures any Obligation of another Person, (c) any enforceable contractual requirement that such Person (i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation, (iv) grant a Security Interest in any property of such Person to secure any Obligation of another Person, or (v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; and (d) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term "Indirect Obligation" does not, however, include the endorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

"Initial Financial Statements": the financial statements of Borrower referred to in Section 12.13.

"Insurance/Condemnation Proceeds": insurance proceeds payable as a consequence of damage to or destruction of any of the Collateral and proceeds payable as a consequence of condemnation or sale in lieu of condemnation of any of the Collateral.

"Intellectual Property": as to any Person, any domestic or foreign patents or patent applications of such Person, any inventions made or owned by such Person upon which either domestic or foreign patent applications have not yet been filed, any domestic or foreign trade names or trademarks of such Person, any domestic or foreign trademark registrations or applications filed by such Person, any domestic or foreign service marks of such Person, any domestic or foreign service mark registrations and applications by such Person, any domestic or foreign copyrights of such Person, and any domestic or foreign copyright registrations or applications by such Person.

"Interest Hedge Obligation": any obligations of Borrower to Lender under an agreement or agreements between Borrower and Lender under which the exposure of Borrower to fluctuations in interest rates is effectively limited, whether in the form of interest rate cap, collar, or corridor agreements, interest rate swaps, or the like, or options therefor.

"Interest Period": the period during which a particular Adjusted LIBOR Rate applies to the Loans, as selected by Borrower as provided in Section 4.4.

"Inventory": goods owned and held by a Person for sale, lease or resale or furnished or to be furnished under contracts for services, and raw materials, goods in process, materials, component parts and supplies used or consumed, or held for use or consumption in such Person's business.

"Investment": (a) a loan or advance of money or property to a Person, (b) stock or other equity interest in a Person, (c) a debt instrument issued by a Person, whether or not convertible to stock or other equity interest in such Person, or (d) any other interest in or rights with respect to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person.

"IRS":  the Internal Revenue Service.

"Law": any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

"Lender": The Boatmen's National Bank of St. Louis.

"Lending Office": One Boatmen's Plaza, 800 Market Street, P.O. Box 236, St. Louis, MO 63166-0236.

"Letter of Credit Commitment": the commitment of Lender to issue letters of credit as provided in Section 3.3.

"Letter of Credit Exposure": the undrawn amount of all outstanding letters of credit issued by Lender for the account of Borrower plus all amounts drawn on such letters of credit and not yet reimbursed to Lender by Borrower.

"LIBOR Accrual": the accrual of interest at the Adjusted LIBO Rate.

"Loan": a Revolving Loan or the Term Loan, or when in the plural form "Loans", all the Revolving Loans and the Term Loan.

"Loan Documents": this Agreement, the Notes, the Security Documents and all other agreements, certificates, documents, instruments and other writings executed in connection herewith.

"Loan Obligations": all of Borrower's Indebtedness owing to Lender under the Loan Documents, whether as principal, interest, fees or otherwise, all reimbursement obligations of Borrower to Lender with respect to the Letter of Credit Exposure, all other obligations and liabilities of Borrower to Lender under the Loan Documents and all Interest Hedge Obligations (in each case including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and whether or not presently contemplated by Borrower and Lender in the Loan Documents.

"Material Adverse Effect": as to any Person and with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition, property, or business prospects of such Person taken as a whole, or the value of the Collateral, or the ability of such Person to timely pay or perform such Person's Obligations generally, or in the case of Borrower specifically, the ability of Borrower to pay or perform any of Borrower's Obligations to Lender, or in the case of a Guarantor, the ability of such Guarantor to pay or perform any of its Guaranteed Obligations (as defined in its Guaranty).

"Material Agreement": as to any Person, any Contract to which such Person is a party or by which such Person is bound which, if violated or breached, would have a Material Adverse Effect on such Person, Borrower or any Guarantor.

"Material Law": any Law whose violation by a Person would have a Material Adverse Effect on such Person.

"Material License": (i) as to any Person, any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made would have a Material Adverse Effect on

Borrower or a Guarantor, and (ii) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

"Material Obligation": as to any Person, an Obligation of such Person which if not fully and timely paid or performed would have a Material Adverse Effect on such Person.

"Material Proceeding": any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves Borrower as a party or any property of Borrower, and would have a Material Adverse Effect on Borrower if adversely determined, (ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Advance, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents, (iii) which involves the actual or alleged breach or violation by Borrower of, or default by Borrower under, any Material Agreement, or (iv) which involves the actual or alleged violation by Borrower of any Material Law.

"Maturity Date": the date specified in Section 6.1.

"Maturity": as to any Indebtedness, the time when it becomes payable in full, whether at a regularly scheduled time, because of acceleration or otherwise.

"Mortgage": any deed of trust or mortgage required or contemplated under
Section 9.1 to be executed and delivered to Lender, as it may be amended, restated, or replaced from time to time.

"Multi-employer Plan": a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

"Note": either the Revolving Note or the Term Note, or when in the plural form "Notes", both the Revolving Note and the Term Note.

"Obligation": as to any Person, any Indebtedness of such Person, any guaranty by such Person of any Indebtedness of another Person, and any contractual requirement enforceable against such Person that does not constitute Indebtedness of such Person or a guaranty by such Person but which would involve the expenditure of money by such Person if complied with or enforced.

"Operating Lease": any lease that is not a Capital Lease.

"PBGC": the Pension Benefit Guaranty Corporation.

"Pension Benefit Plan": any pension or profit-sharing plan which is covered by Title I of ERISA and all other benefit plans and in respect of which a Person or a Commonly Controlled Entity of such Person is an "employer" as defined in
Section 3(5) of ERISA, excluding any Multi-employer Plan.

"Permitted Acquisition": any acquisition by Borrower of stock or other equity interest in a Person or all or a material part of the assets of a Person which is permitted as provided in Section 15.6.

"Permitted Encumbrances": as to any Real Property Collateral, the encumbrances permitted by Lender in its absolute discretion and identified as Permitted Encumbrances in the Mortgage covering such Real Property Collateral.

"Permitted Indebtedness": Indebtedness that Borrower is permitted under Section
15.2 to incur, assume, or allow to exist.

"Permitted Indirect Obligations": Indirect Obligations that Borrower may create, incur, assume or allow to exist as permitted in Section 15.4.

"Permitted Indirect Obligations": Indirect Obligations that Borrower is permitted under Section 15.4 to create, incur, assume, or allow to exist.

"Permitted Investments": Investments that Borrower is permitted under Section
15.1 to make in other Persons.

"Permitted Security Interests": Security Interests that Borrower is permitted under Section 15.5 to create, incur, assume, or allow to exist.

"Person": any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, limited liability partnership, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued. If the context so implies or requires, the term Person includes Borrower.

"Personal Property Collateral": all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles, and other personal property and Fixtures of Borrower, whether now owned or hereafter acquired, in which Lender holds or will hold a Security Interest under the Security Agreement to secure the payment or performance of any of the Loan Obligations as required or contemplated in Section 9.2, and all proceeds thereof.

"Qualified Financial Institution": a commercial bank chartered under the laws of the United States or any state thereof having capital and surplus of not less than $250,000,000.

"Real Property Collateral": all real property of Borrower, whether now owned or hereafter acquired, in which Lender holds or will hold Security Interest to secure the payment or performance of any of the Loan Obligations as required or contemplated under Section 9.2, and all income therefrom and proceeds thereof.

"Real Property Lease Collateral": all leases of real property under which Borrower is a tenant or lessee and which are assigned or will be assigned to Lender to secure the payment or performance of any of the Loan Obligations as required or contemplated under Section 9.3 and all income therefrom and proceeds thereof.

"Regulation D", "Regulation G", and "Regulation U": respectively, Regulation D issued by the FRB, Regulation G issued by the FRB, and Regulation U issued by the FRB.

"Reportable Event": a reportable event as defined in Title IV of ERISA or the regulations thereunder.

"Responsible Officer": as to any Person that is not an individual, partnership or trust, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer, the Treasurer, any Assistant to the Treasurer, or any Vice President in charge of a principal business unit; as to any partnership, any individual who is a general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the partnership's business; and as to any trust, any individual who is a trustee.

"Revolving Advance": an advance to Borrower under the Revolving Commitment.

"Revolving Commitment": the commitment of Lender as stated in Section 3.1.1 to make Revolving Advances.

"Revolving Loan": the from time to time outstanding principal balance of a Revolving Advance.

"Revolving Note": the note delivered to each Lender as required by Section
3.1.3 to evidence Borrower's obligation to repay the Revolving Loan of made by Lender.

"Security Agreement": any security agreement required or contemplated under
Section 9.2 to be executed and delivered to Lender, and all amendments, restatements, and replacements thereof.

"Security Documents": all of the documents required or contemplated to be executed and delivered to Lender under Section 9, and any similar documents at any time executed and delivered to Lender, by Borrower or any other Person to secure payment or performance of any of the Loan Obligations, and all amendments, restatements, and replacements thereof.

"Security Interest": as to any item of tangible or intangible property, any interest therein or right with respect thereto that secures an Obligation or Indirect Obligation, whether such interest or right is created under a Contract, or by operation of law or statute (such as but not limited to a statutory lien for work or materials), or as a result of a judgment, or which arises under any form of preferential or title retention agreement or arrangement (including a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

"Solvent": as to any Person, such Person not being "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA") or Section 428.014 of the Missouri Revised Statutes, (ii) such Person not having unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section
428.024 of the Missouri Revised Statutes, and (iii) such Person not being unable to pay such Person's debts as they become due within the meaning of
Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 428.024 of the Missouri Revised Statutes.

"Subordinated Indebtedness": the Indebtedness of Borrower under 12% Subordinated Notes of Borrower due May 15, 1998, outstanding on the Execution Date and issued pursuant to the Indenture dated as of January 1, 1995, between Borrower and Mark Twain Bank, as trustee, and all other Indebtedness of Borrower that is subordinated to the Loan Obligations pursuant to documents that are satisfactory to Lender.

"Subsidiary": as to any Person, a corporation with respect to which more than 20% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person.

"Surviving Company": as applicable, either (i) the Person that will own the assets to be acquired from a Target Company in a Permitted Acquisition upon the consummation thereof, (ii) the survivor of the merger of an Acquiring Company with a Target Company in a Permitted Acquisition upon the consummation thereof, or (iii) the Target Company whose stock will be acquired by another Person in a Permitted Acquisition upon the consummation thereof.

"Target Company": the Person whose assets or stock will be acquired in a Permitted Acquisition upon the consummation thereof, or if applicable, with which an Acquiring Company will merge in a Permitted Acquisition upon the consummation thereof.

"Tax": as to any Person, any tax, assessment, fee, or other charge levied by a Governmental Authority on the income or property of such Person, including any interest or penalties thereon, and which is payable by such Person.

"Term Advance": an advance to Borrower under the Term Commitment.

"Term Commitment": the commitment of Lender as stated in Section 3.2.1 to make the Term Loan.

"Term Loan": the from time to time outstanding principal balance of all Term Advances.

"Term Note": the note delivered to each Lender as required by Section 3.2.2 to evidence Borrower's obligation to repay the Revolving Loan of made by Lender.

"this Agreement": this document (including every document that is stated herein to be an appendix, exhibit or schedule hereto, whether or not physically attached to this document), as amended from time to time.

"UCC": the Uniform Commercial Code as in effect from time to time in the State of Missouri or such other similar statute as in effect from time to time in Missouri or any other appropriate jurisdiction.

"United States": when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

"Welfare Benefit Plan": any plan described by Section 3(1) of ERISA.

"Revolving Loan": the from time to time outstanding principal balance of all Revolving Advances from Lender.

                                 EXHIBIT 10.1.1

                       DOCUMENTS AND REQUIREMENTS LIST


1. Pre-closing UCC, Tax, and Judgment Lien Searches on Borrowers in the following offices or locations:
     a. Missouri Secretary of State
     b. St. Louis City, Missouri
     c. Jasper County, Missouri
     d. Oklahoma Secretary of State
     e. Tulsa County, Oklahoma
     f. Arkansas Secretary of State
     g. Carroll County, Arkansas
     h. Madison County, Arkansas
     i. Texas Secretary of State
2.   Copies of all Real Property Leases delivered to Lender
3.   Appraisals of Real Property Collateral satisfactory to Lender
4. Commitment from a title insurer to issue a Mortgagee's Title Insurance Policy to Lender covering the Real Property Collateral and meeting the requirements of the Mortgagee's Title Insurance Specification attachment hereto
5. Copies of documentation supporting Permitted Exceptions in Mortgagee's Title Insurance Commitment
6. ALTA Surveys of owned Real Property Collateral sufficient for removal of all survey exceptions from Mortgagee's Title Insurance Policy
7.   Payoff letters
     a. Sanwa Business Credit Corporation
     b. Chemical Bank
8.   "No Flood Hazard" Certification for all Real Property Collateral
9. Loan Agreement, together with all exhibits and schedules (including the Disclosure Schedule and form of Compliance Certificate)
10.  $3,000,000 Term Note of Borrowers
11.  $17,000,000 Revolving Note of Borrowers
12.  Security Agreements covering all Personal Property Collateral
     a. LaBarge, Inc.
     b. LaBarge/STC, Inc.
     c. LaBarge Wireless, Inc.
13.  Deeds of Trust covering Real Property Collateral:
     a. 204 Champlin Road, Berryville, Carroll County, Arkansas
     b. 1505 Maiden Lane, Joplin, Jasper County, Missouri
14.  Collateral Assignments of Interests Under Real Property Leases:
     a. LaBarge, Inc.
        i.    707 North Second Street, St. Louis, MO
        ii.   2919 Junge Blvd., Joplin, MO
        iii.  West l3th Street (13th and Wall), Joplin, MO
        iv.   403 Swamp Street, Huntsville, AR

       v.     11616 East 51st Street, Tulsa, OK
       vi.    710 North Tucker, Room 702, St. Louis, MO
       vii.   1820 E. 20th St., Suite 33, Joplin, MO
       viii.  316 Eureka St., Berryville, AR 72616
       ix.    Junction Hwys. 68 and 23, Huntsville, AR
       x.     307 Church St., Huntsville, AR
    b. LaBarge/STC
       i.     2248 Schlumberger St., Houston, TX
15. Pledge of Member Interest in LaBarge Clayco Wireless, L.L.C.
16. Pledge of Stock of LaBarge, Inc.  Subsidiaries
17. Collateral Assignment of Patent
18. Collateral Assignment of Trademarks
19. UCC-1 Financing Statements:
    a. Missouri Secretary of State (all Borrowers)
    b. St. Louis City, Missouri (all Borrowers)
    c. Jasper County, Missouri (all Borrowers)
    d. Oklahoma Secretary of State (all Borrowers)
    e. Tulsa County, Oklahoma (all Borrowers)
    f. Arkansas Secretary of State (all Borrowers)
    g. Carroll County, Arkansas (Berryville) (all Borrowers)
    h. Madison County, Arkansas (Huntsville) (all Borrowers)
    i. Texas Secretary of State (LaBarge/STC, Inc.)
20. Contribution and Indemnity Agreement Among Borrowers
21. Opinion of Counsel to Borrower covering the subject matter described in the Opinion Specification attachment hereto
22. Disbursement Direction Letter from Borrowers
23. Closing Certificates of Borrowers
24. Initial Borrowing Base Certificate
25. Solvency Certificates
    a. LaBarge, Inc.
    b. LaBarge/STC, Inc.
    c. LaBarge Wireless, Inc.
26. Affidavits and other documents required by Title Company for issuance of Mortgagee's Title Insurance Policy meeting the requirements of the Title Insurance Specification attachment hereto
27. Landlords' Estoppel, Waiver and Consents with respect to Real Property Leases (as required by Lender)
    a. LaBarge, Inc.
       i.     707 North Second Street, St. Louis, MO
       ii.    2919 Junge Blvd., Joplin, MO
       iii.   West 13th Street (13th and Wall), Joplin, MO
       iv.    403 Swamp Street, Huntsville, AR
       v.     11616 East 51st Street, Tulsa, OK
       vi.    710 North Tucker, Room 702, St. Louis, MO
       vii.   1820 E. 20th St., Suite 33, Joplin, MO
       viii.  316 Eureka St., Berryville, AR 72616

          ix.  Junction Hwys. 68 and 23, Huntsville, AR
          x.   307 Church St., Huntsville, AR
     b.   LaBarge/STC
          i.   2248 Schlumberger St., Houston, TX
28.  Closing and recording instruction letter to Title Company
29.  Releases of existing liens on Real Property Collateral
     a.   204 Champlin Road, Berryville, Carroll County, Arkansas
          i.   Mortgage to Sanwa
          ii.  UCC Financing Statement to Sanwa
     b.   1505 Maiden Lane, Joplin, Jasper County, Missouri
          i.   Deed of Trust to LaSalle National Bank
          ii.  Financing Statement to LaSalle National Bank
          iii. Financing Statement to Donald P. Gallop
30. UCC Termination Statements covering all Sanwa Business Credit and Chemical Bank UCC-1 filings in all locations
31. Secretary's Certificate of each Borrower (certifying resolutions, Articles or Certificate of Incorporation, Bylaws and Incumbency)
32.  Good Standing Certificates
     a.   LaBarge, Inc.
          i.    Missouri Secretary of State
          ii.   Arkansas Secretary of State
          iii.  Oklahoma Secretary of State
          iv.   Delaware Secretary of State
     b.   LaBarge/STC, Inc.
          i.    Texas Secretary of State
     c.   LaBarge Wireless, Inc.
          i.    Missouri Secretary of State
33.  Initial Financial Statements
34.  Copies of Borrower's most recently filed tax returns
35. Certificates/Binders of Insurance meeting the requirements of the Loan Agreement
36. Copies of Insurance Policies, with endorsements, meeting the applicable requirements of the Loan Agreement
37. Copies of all consents, licenses and approvals required for execution of Loan Documents (if any)
38.  Letter agreement re post-closing matters, if any
39.  Payment of Upfront Fee to Leader
40. Payment of Lender's legal expenses (including fees and expenses of LRF as estimated through Closing)
41.  Initial Advances by Lender per Borrowers' Disbursement Direction Letter

                 ATTACHMENT TO DOCUMENTS AND REQUIREMENTS LIST
                             OPINION SPECIFICATION

Legal opinion of counsel to Borrowers must be on firm letterhead and together meet these requirements with respect to each Borrower:

1. Address to The Boatmen's National Bank of St. Louis at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101.

2.    Refer to Loan Agreement and use its definitions.

3. Give opinions on the subjects covered in all of the following example paragraphs:

      a. Borrower is a corporation duty formed, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified and authorized to do business and is in good standing as a foreign corporation in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except where the failure to so qualify will not have a Material Adverse Effect.

      b. Borrower has all requisite corporate power, authority and legal capacity and legal rights (a) to own, lease and operate its properties and assets and to carry on its business as now being conducted and (b) to execute, deliver and perform the terms of the Loan Documents to which it is a party.

      c. All action on the part of Borrower requisite for the execution, delivery and performance of the Loan Documents to which it is a party has been duly taken.

      d. The execution, delivery and performance of the Loan Documents by Borrower will not (a) violate, be in conflict with, result in the breach of, or constitute (with due notice or lapse of time, or both) a default under (i) Borrower's Charter Documents, or (ii) any franchise, agreement, indenture, or other instrument to which Borrower is a party or by which it or any of its property is bound or affected or (iii) any Law or other legal requirement applicable to Borrower, or (b) result in the creation or imposition of a Security Interest of any nature whatsoever upon Borrower's property or assets other than pursuant to the Loan Documents.

      e. Borrower has duly executed and delivered each of the Loan Documents to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

      f. Each Person who signed any Loan Document as an officer of Borrower is duly authorized on behalf of Borrower to execute, deliver and perform such document on behalf of Borrower and is duly authorized to perform its obligations thereunder and to incur the obligations and make the representations, warranties and covenants made by it in such Loan Document.

      g. Borrower has all certificates of authority, licenses, permits, qualifications and documentation to own, lease and operate its properties and to carry on its business as now being conducted, and is in compliance with all Laws applicable to the conduct of its business.

      h. No consent, approval or other authorization of or by, or registration or filing with, any Governmental Authority or other Person is required in connection with the execution, delivery and performance by Borrower of the Loan Documents to which it is a party that has not already been obtained and a copy thereof delivered to Borrower.

      i. There are no actions, proceedings or investigations pending or threatened against Borrower which might adversely affect the validity or enforceability of any of the Loan Documents, the ability of Borrower to perform its obligations thereunder or which might adversely affect the business, operations, revenues, financial condition, property or business prospects of Borrower.

      j.   The use of the proceeds of the Loans will not violate
           Regulations G, T, U or X of the Federal Reserve Board.

      k. The Security Documents will create in favor of Lender a legal, valid, and enforceable Security Interest in the personal property described therein as security for the Loan Obligations.
           The Financing Statements are in proper form for recording or filing, as the case may be, in the public offices identified on Exhibit A to this letter and when the Financing Statements are filed in those public offices, the Security Interests of Lender in the personal property described therein will be perfected to the extent such Security Interests may be perfected by filing. To our best knowledge, Borrower has no places of business other than as disclosed in the Loan Agreement.

      l. The Deeds of Trust are in proper form for recording and contain the terms and provisions necessary to enable Lender, following a default under any such Deed of Trust, to exercise all of the remedies which are customarily available to a real estate lienholder under the Laws of the states in which the Real Property Collateral is located. Assuming the proper recording of the Deeds of Trust, each Deed of Trust will be a legal, valid and enforceable mortgage Security Interest on the Real Property Collateral in favor of Lender, to secure all of the Loan Obligations.

     m. Other than in Oklahoma, neither the Deed of Trust nor the Financing Statements require the payment of any stamp tax or intangible tax or any recording, filing, privilege or other similar tax, fee or charge in connection with the execution, delivery, recordation or enforcement thereof, or any other state or local tax, fee or charge, except for customary recording fees in connection with the indebtedness or transactions evidenced by the Loan Documents (other than income, franchise, excess profits or capital stock taxes).

4. Add appropriate exceptions and limitations, all of which must be acceptable to Lender.

5. Signature by a partner of the firm in his or her individual name or in the name of the firm.

                 ATTACHMENT TO DOCUMENTS AND REQUIREMENTS LIST
                         TITLE INSURANCE SPECIFICATION

Commitment for issuance to Lender, by a title insurer acceptable to Lender ("Title Company"), of a Loan Title Insurance Policy that will (i) be in 1992 ALTA Loan Policy form; (ii) insure that title to the Real Property Collateral is vested in Borrower as owner, (iii) delete standard exceptions 1, 2, 3 & 5 and insure that Lender has a valid first mortgage lien thereon subject only to Permitted Security Interests and to exceptions for taxes for the current year which are not delinquent and such other exceptions as are approved by Lender in its sole discretion (the "Permitted Exceptions"); (iv) revise the tax exception to read substantially to the effect that taxes for 1996 and subsequent years are not yet due and payable; and (v) contain the following endorsements: (a) lender's comprehensive (Form 100); (b) zoning (land and improvements) (Form 123.2); and (g) others as Lender deems necessary.

                                   EXHIBIT 12
                        DISCLOSURE SCHEDULE OF BORROWER


Section                             Description
- -------                             -----------
12.7      Collective bargaining agreement with respect to Borrower's Joplin,
          Missouri, facilities dated September 27, 1995, by and between
          Borrower and General Drivers and Helpers, Local Union No. 823,
          affiliated with the   International Brotherhood of Teamsters.


12.8,     A proceeding involving EPA is pending at Borrower's Joplin, Missouri,
12.10.1,  facilities which may or may not have a Material Adverse Effect and
12.10.3,  which may or may not involve Hazardous Materials.
12.10.4,
12.10.5,  and
12.10.6
12.11     LaBarge, Inc. utilizes the trade name "LaBarge Electronics" from time to time.  UCC-1 financing statements have been filed against LaBarge,
          Inc.  under the name LaBarge Electronics.

12.23 The Management Retirement Savings Plan of LaBarge, Inc., a deferred compensation plan for a select group of management or highly compensated employees, is not qualified under Section 401 of the Code.

12.23.5   Central States Fund relating to the Teamster International Health and
          Welfare Plan.

12.26     (i)   Real Property Owned by Borrower.

          Owner                   Address/Description
          -----                   -------------------
          6.  LaBarge, Inc.       Berryville Plant, 204 Champlin Road,
                                  Berryville, AR 42616

          7.  LaBarge, Inc.       Joplin Plant #1, 1505 Maiden Lane,
                                  Joplin, MO 64802
          (ii)    Real Property Leased by Borrower:


          Lessee            Address/Description         Owner
          ------            -------------------         -----
          1. LaBarge, Inc.  Plant at 403 Swamp Street   Richard & Kay Coger
                            Huntsville, AR 72740        P.O. Box 490
                                                        Huntsville, AR 72740

          2. LaBarge, Inc.  Plant at 2919 Junge Blvd.   American Community Stores,
                            Joplin, MO 64801            Inc. (Sublet from Donald
                                                        Erftmier, P.O. Box 37492,
                                                        Omaha, NE 68138)
                                                        14303 Inwood Rd.
                                                        Dallas, TX 75134

          3. LaBarge, Inc.  Plant at 11616 E. 51st St.  Beacon II, a California limited
                            Tulsa, OK 74146             partnership, c/o Beacon Associates
                                                        987 University Ave.
                                                        Los Gatos, CA 95030


            4. LaBarge, Inc.      Chief Executive Office at    Druco, Inc.
                                  707 North Second St.         8315 Drury Ind. Pkwy.
                                  St. Louis, MO 63102          St. Louis, MO 63114

            5. LaBarge, Inc.      Storage of old records       Deutsch Enterprises
                                  at The Globe Building        1092 Schuetz, Suite 3
                                  710 North Tucker             St. Louis, MO 63146
                                  Room 702
                                  St. Louis, MO 63101

            6. LaBarge, Inc.      One person office space at   Mariposa Ranches
                                  J.C. Kuhn Office Building    Rt. 4, Box 71
                                  1820 E. 20th St., Suite 33   Carthage, MO 64836
                                  Joplin, MO 64801

            7. LaBarge, Inc.      Inventory maintained at 316  Williams Ltd. Family Partnership
                                  Eureka St.                   c/o Shirley Williams
                                  Berryville, AR 72616         316 Eureka St.
                                                               Berryville, AR 72616

            8. LaBarge, Inc.      Obsolete Inventory and       Space Place
                                  Miscellaneous items          Sam & Wilda Fifer
                                  maintained at Junction of    P.O. Box 717
                                  Highways 68 and 23           Huntsville, AR 72740
                                  Huntsville, AR 72740

            9. LaBarge/STC, Inc.  Principal Office and         Schlumberger Tech.
                                  Facility at                  5200 San Felipe
                                  2248 Schlumberger St.        Houston, TX 77056
                                  Houston, TX 77023

            10. LaBarge, Inc.     W. 13th St.                  Phillip and Beverly Martin
                                  Joplin, MO                   Rt. 6, Box 264
                                  Storage space containing     Joplin, MO 64804
                                  Inventory

            11. LaBarge, Inc.     Storage of Obsolete          Nathan Gaskill
                                  Production Equipment at      P.O. Box 186
                                  307 Church St.               Huntsville, AR 72740
                                  Huntsville, AR 72740


12.27 All Security interests existing on the Execution Date other than Security Interests in favor or for the benefit of Sanwa Business Credit Corporation or Chemical Bank

12.27.2 See item for Section 12.26.

12.27.4  Registered Patent of LaBarge, Inc.:

                U.S. Patent No. 4,161,564, issued July 17, 1979, for a Coating Formulation, Method, and Substrate, expiring July 17, 1996.

         Registered Trademarks of LaBarge, Inc.:

                U.S. Reg.  No. 764,803 on LA BARGE.

                U.S. Reg.  No. 925,365 on LBI (STYLIZED).

         Trade Names of LaBarge, Inc.:

                          LaBarge Electronics

12.28.1  See items Sections 12.26

12.28.2  See item for Section 12.26.

12.28.3  See item for Section 12.26.

12.32    1.   LaBarge/STC, Inc., a wholly-owned subsidiary of LaBarge, Inc.


         2. LaBarge Wireless, Inc., a wholly-owned subsidiary of LaBarge, Inc. the principal asset of which is its member interest in LaBarge Wireless, LLC.

                      ATTACHMENT 1 TO DISCLOSURE SCHEDULE

              Legal Descriptions of Real Property to be Mortgaged
                        as Security for Loan Obligations


Borrower's real property includes the following, which will be mortgaged to Lender to secure payment of the Loan Obligations:


                          1505 MAIDEN LANE, JOPLIN, MO

All of Lots Numbered Seven (7) and Eight (8) in CHAMBER OF COMMERCE
ADDITION to the City of Joplin, Jasper County, Missouri, according to the recorded Plat thereof and that part of vacated streets described as follows: A tract of land commencing at the East Line of Maiden Lane, 30 feet North of the Northwest comer of Lot 7 in the Chamber of Commerce Addition to the City of Joplin, which place of beginning is otherwise described as the point where the East line of Maiden Lane meets the Center line of vacated 15th Street, thence East along the center line of vacated 15 Street 200 feet, thence South 30 feet to the North line of the aforesaid Lot 7. thence East along the South line of vacated 15th Street to the West right-of-way line of the Missouri, Pacific Railroad, thence Southwesterly along the West right-of-way line of the Missouri Pacific Railroad to its point of intersection with the North right-of-way line of the St. Louis and San Francisco Railroad, thence Southwesterly along the North right-of-way line of the St. Louis and San Francisco Railroad (a distance of 402.73 feet more or less), to a point where the West line of the East Half (1/2) of vacated Harlem Avenue intersects with said North right-of-way line of the St. Louis and San Francisco Railroad, thence Northward along the center line of vacated Harlem Avenue), (a distance of 148.83 feet more or less), to a point where the South line of Lot 7, in Chamber of Commerce Addition to the City of Joplin, would intersect, if such South line of Lot 7 were projected eastward to the Center of vacated Harlem Avenue, thence West along said projected line of the South line of Lot 7 in Chamber of Commerce Addition (a distance of 30 feet) to the Southeast comer of said Lot 7, thence West along the South line of said Lot 7, ( a distance of 300 feet) to the Southwest comer of said Lot 7, said Southwest comer of Lot 7 being on the East line of Maiden Lane thence North along the East line of Maiden Lane to the place of beginning 30 feet North of the Northwest comer of said Lot 7, where the east line of Maiden Lane meets the center line of vacated 15th Street; the tract herein described being all in the Chamber of Commerce Addition to the city of Joplin, and located on part of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4), Section 10, Township 27, Range 33, Jasper County, Missouri.



                       204 CHAMPLIN ROAD, BERRYVILLE, AR

The Land is comprised of (i) all of the Mortgagor's leasehold estate (except the last day of the original term thereof unless extended, in which case excepting the last day of the extended term) created, and owned by the mortgagor, by virtue of a certain Lease Agreement dated as of December 1, 1981 by and between the City of Berryville, Arkansas, as Lessor, and the Mortgagor, as Lessee, said lease being recorded in the Office of the Circuit Clerk and Ex Officio Recorder of Carroll County, Arkansas at Mortgage Book 104, page 654-708 (said lease, as so evidenced of record, together with all future amendments consented to by the Mortgagee, herein called the "Ground Lease") and (ii) all of the Mortgagor's right, title and interest in, to and under the Ground Lease including, without limitation, all credits, deposits, options, right of first refusal and privileges of the Mortgagor thereunder. The Ground Lease demises the following legally described property:

LOT 8 OF THE INDUSTRIAL PARK OF THE CITY OF BERRYVILLE, ARKANSAS, AS RECORDED IN PLAT BOOK "E", PAGE 2, CIRCUIT CLERK'S OFFICE, CARROLL COUNTY, ARKANSAS.

Common Address:  North East Comer of the intersection of Freeman Switch Road and Commercial Avenue, Berryville, Arkansas 72616

                      ATTACHMENT 2 TO DISCLOSURE SCHEDULE

           Intellectual Property to be Assigned for Loan Obligations

Borrower's Intellectual Property includes the following, which will be assigned to Lender to secure payment of the Loan Obligations:

Same as disclosed in Item 12.27.4 of the Disclosure Schedule.

                                 EXHIBIT 14.13

                         FORM OF COMPLIANCE CERTIFICATE

TO:  THE BOATMEN'S NATIONAL BANK OF ST.  LOUIS

      This Compliance Certificate is furnished pursuant to that certain Loan Agreement executed ___________, 1996 (as the same may be amended, restated or otherwise modified from time to time, the "Loan Agreement"), between Labarge, Inc., as Borrower, and The Boatmen's National Bank of St. Louis, as lender. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings defined in the Loan Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

      1.   I am the duly elected ___________________ of the Borrower.

      2. I have reviewed the terms of the Loan Agreement and the Loan Documents and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of Borrower and each other Covered Person during the accounting period covered by the attached Financial Statements.

      3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default as of the date of this Compliance Certificate; and to my knowledge all of the representations and warranties of Borrower contained in the Loan Agreement and other Loan Documents are true and correct.

      4. {Use for annual financial statements: Schedule I attached hereto contains the Financial Statements for Borrower for the fiscal year ended _____, which are complete and correct in all material respects and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).}

           {Use for quarterly and monthly financial statements: Schedule I attached hereto contains the Financial Statements for Borrower for the fiscal (quarter) (month) ended _____, which are complete and correct in all material respects (subject to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein).}

      5. To my knowledge, Borrower and every other Covered Person is in compliance with all of the covenants in the Loan Agreement, including the financial covenants in Section 16, and Schedule II attached hereto contains calculations based on Borrower's financial statements and other financial records that show Borrower's compliance with such financial covenants.
            The calculations and the data upon which they are based are believed by me to be complete and correct.

This Compliance Certificate, together with the Schedules hereto, is executed and delivered this _______ day of ___________________.


                                ________________________________________
                                Print Name:_____________________________
                                Title:__________________________________

                      SCHEDULE I TO COMPLIANCE CERTIFICATE
                       See current Financial Statements.

              SCHEDULE II TO COMPLIANCE CERTIFICATE


SECTION 16 FINANCIAL MEASUREMENTS


I.    CAPITAL EXPENDITURES (SECTION 16.2)

      A.   Capital Expenditures                             $_________

      B.   Capital Expenditure permitted by
           Section 16.2                                     $1,500,000


II.   MINIMUM FIXED CHARGE COVERAGE (SECTION 16.3)


      A.       Net income                                    $________
           +   federal, state and local
               Tax expense                                   $________
           +   Interest expense                              $________
           +   Depreciation and amortization
               expense                                       $________
           +   Losses on the sale or other
               disposition of assets                         $________
           +   Extraordinary losses                          $________
           -   Gains from sale or other
               disposition of assets                         $________
           -   Extraordinary Gains                           $________
           =   EBITDA                                        $________

      B.       Interest payable                              $________
           +   sum of all scheduled principal
               payments on any Indebtedness of
               Borrower (including the Loans)                $________
           +   Federal, state and local income
               taxes payable                                 $________
           +   Dividends paid                                $________
           +   Capital Expenditures                          $________
           =   FIXED CHARGES                                 $________

      C.       Ratio of EBITDA to Fixed Charges
               (ratio of II.A to II.B)                        ________

      D.       Minimum ratio permitted by Section 16.3    1.25 to 1.00

III.  MINIMUM TANGIBLE NET WORTH (SECTION 16.4)

     A.   Total Assets                                         $________

     B.   Total Liabilities                                    $________

     C.   Intangible Assets                                    $________

     D.   TANGIBLE NET WORTH (Item III.A minus
          items III.B and III.C)                               $________

     D.   Minimum Tangible Net Worth required
          by Section 16.4:                                     $________

IV.  MINIMUM CURRENT RATIO (SECTION 16.5)

     A.   Current Assets                                       $________

     B.   Current Liabilities                                  $________

     C.   Current Ratio (Ratio of item IV.A
          to item IV.B)                                        $________

     D.   Minimum Current Ratio required by
          Section 16.5:                                     1.25 to 1.00

V.   MAXIMUM FUNDED DEBT TO EBITDA (SECTION 16.6)

     A.   Total Indebtedness                                   $________

        + Unamortized capitalized amount
          of all Capital Leases                                $________

        = FUNDED DEBT                                          $________

     B.   EBITDA (Item II.A above)                             $________

     C.   Ratio of Funded Debt to EBITDA
          (Ratio of item V.A. to item V.B)                      ________

     D.   Maximum ratio permitted by Section 16.6:          3.00 to 1.00

                                 EXHIBIT 14.14

                         BORROWING BASE CERTIFICATE


                       Accounts Rec per Aging:       $
                                                    -----------

                       Reclass Unpaid Prog Bills     $
                                                    -----------

                       Accruals-Net                  $
                                                    -----------


                       Accounts Rec per Stmt
                       Less:                         $
                                                    -----------

                             Net Accrued Revenues    $
                                                    -----------

                             Government Receivables  $
                                                    -----------

                             Foreign Receivables     $
                                                    -----------

                             Debit Memos             $
                                                    -----------

                             Over 90                 $
                                                    -----------

                             Freight                 $
                                                    -----------

                             Cross Age               $
                                                    -----------

                             Contra A/R              $
                                                    -----------


                             Total Ineligibles       $
                                                    -----------


                       Eligible Accounts Rec         $
                                                    -----------

                             Advance Rate            85%


                       Raw Material                  $
                                                    -----------

                       Work in Process               $
                                                    -----------


                       Gross Inventories             $
                                                    -----------


                       Less:                         $
                                                    -----------

                         Unliquidated Prog Bills     $
                                                    -----------
                         Reclass Unpaid Prog Bills   $
                                                    -----------
                         Reserves                    $
                                                    -----------

                                                    -----------
                         Total Adjustments           $
                                                    -----------

                  Eligible Raw Mat & WIP             $
                                                    -----------
                         Advance Rate                30%
                  Limit Check                        NO LIMIT
                  Maximum limit check                NO LIMIT
                  Finished Goods:                    $
                                                    -----------
                         Accruals - Net              $
                                                    -----------
                         Debits                      $
                                                    -----------
                         Gross Profit comp (33%)     $
                                                    -----------

                  Eligible Finished Goods            $
                                                    -----------
                         Advance Rate                50%
                                                     NO LIMIT

                  Preliminary Borrowing Base         $
                                                    -----------
                  Limit Adjustments                  $
                                                    -----------
                  Cap limitation                     $
                                                    -----------
                  Less Letter of Credits             $
                                                    -----------
                  Total Revolver Borrowings Allowed  $
                                                    -----------

                                                    ===========
                  Maximum Availability               $
                                                    -----------

                                                    ===========
                  Unpd Revolving loan on             $
                                         ---------  -----------

                                                    ===========
                  Payment required herewith          $
                                                    -----------

                                                    ===========

Borrower hereby certifies that (i) Borrower is not in Default under the Loan Agreement and (ii) the foregoing computations evidencing Borrower's Borrowing Base and availability under the Loan Agreement are believed by Borrower to be true, complete and correct as of the date written above. Attached is a copy of the most recent Compliance Certificate delivered to Lender.


                                  ________________________________
                                  Print Name:_____________________
                                  Title:__________________________

                                 REVOLVING NOTE

$17,000,000.00                                            St. Louis, Missouri
                                                                June 25, 1996

     For value received, LABARGE, INC., a Delaware corporation ("LaBarge"), LABARGE/STC, INC., a Texas corporation ("LSTC"), and LABARGE WIRELESS, INC., a Missouri corporation ("LWI") (LaBarge, LSTC, and LWI are referred to both individually and collectively herein as "Borrower"), promise, jointly and severally, to pay to the order of THE BOATMEN'S NATIONAL BANK OF ST. LOUIS ("Lender") the principal sum of SEVENTEEN MILLION DOLLARS ($17,000,000.00) or such lesser aggregate unpaid principal amount as shall be outstanding under this Revolving Note (this "Note"), plus all interest accrued thereon, on the Maturity Date.

     Borrower further promises to pay interest from the date hereof on the balance of said principal from time to time outstanding at a per annum rate or rates determined pursuant to the Loan Agreement (defined below). Upon the occurrence of any Event of Default as defined in the Loan Agreement, or at the option of Lender upon the occurrence of a Default as defined in the Loan Agreement, all outstanding principal and, to the extent permitted by law, accrued interest in respect of this Note and all other amounts owing hereunder shall bear interest, payable on demand, at the Default Rate set forth in the Loan Agreement. In addition, such default rate of interest shall apply after Maturity, whether by acceleration or otherwise. All such interest shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed. Interest shall be payable on such dates as are provided under the Loan Agreement.

     Both principal and interest are payable in Dollars to Lender at its office at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101 (Attention: Jeffrey S. Potts).

     This Note is the Revolving Note referred to in, and is issued under the terms of, and pursuant to the provisions of, that certain Loan Agreement dated as of even date herewith, between Lender and Borrower (as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the same meanings as given them in the Loan Agreement.

     This Note is secured by the Collateral described in the Loan Documents, executed from time to time by Borrower in favor of Lender as set forth in the Loan Agreement and reference to the Loan Documents and the Loan Agreement is made for a statement of the rights of the Lender with respect to such Collateral.

     Borrower shall prepay the principal amount of this Note to the extent provided in the Loan Agreement. Borrower may prepay the principal amount of this Note to the extent and upon the conditions provided in the Loan Agreement.

     The date and amount of all disbursements and receipts representing principal and receipts of interest by Lender with respect to the Revolving Loan shall be recorded by Lender in the records it maintains with respect thereto. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligations of Borrower under this Note to repay the principal amount advanced hereunder together with all interest accruing thereon. Such record as maintained by Lender shall constitute prima facie evidence of the amount outstanding under this Note.

     Reference is made to the Loan Agreement for provisions regarding the acceleration of the maturity hereof on the occurrence of any Event of Default, which provisions are incorporated herein by this reference.

     If Borrower sells, assigns, transfers or conveys all or any part of the Real Property Collateral or any interest therein without the prior written consent of Lender as required by the Loan Agreement, all outstanding principal and accrued interest under this Note shall become immediately due and payable.

     If any payment required under this Note or the Loan Agreement is not made when due, or upon any other Event of Default, Borrower shall pay all costs of collection on this Note, including but not limited to court costs and reasonable attorneys fees and actual expenses of such attorneys, whether or not litigation is commenced, including representation of Lender in connection with any bankruptcy or insolvency proceeding of Borrower.

     Demand for payment, protest, notice of dishonor, and all other notices and demands under this Note and any and all lack of diligence in the enforcement of this Note are hereby waived by all who are or shall become parties to this Note and the same hereby assent to each and every extension or postponement of the time of payment, at or after demand, or other indulgence, and hereby waive any and all notice thereof Every such party by becoming a party to this Note further waives any and all defenses which such party may have based on suretyship or impairment of collateral with respect to this Note.

     No amendment, modification or waiver of any provision of this Note, nor consent to any departure by Borrower herefrom, shall be effective unless the same shall be in writing signed by an authorized officer of Lender, and then only in the specific instance and for the purpose for which given. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right under this Note preclude any other or further exercise thereof, or the exercise of any other right. Each and every right granted to Lender under this Note or allowed to it at law or in equity shall be deemed cumulative and such remedies may be exercised from time to time concurrently or consecutively at Lender's option.

     All notices required to be given or which may be given in connection with this Note shall be given in the manner required for notices under the Loan Agreement.

     This Note is governed by and shall be interpreted in accordance with the laws of the State of Missouri, without regard to choice or conflict of laws rules.


                           [the next page is the signature page]

                          LABARGE, INC., a Delaware corporation


                          By: Craig E. LaBarge
                              ---------------------------------
                          Name: Craig E. LaBarge
                                -------------------------------
                          Title: CEO and President
                                -------------------------------



                          LABARGE/STC, INC., a Texas corporation


                          By: Craig E. LaBarge
                              ---------------------------------
                          Name: Craig E. LaBarge
                                -------------------------------
                          Title: President
                                -------------------------------



                          LABARGE WIRELESS, INC., a Missouri corporation

                          By: Craig E. LaBarge
                              ---------------------------------
                          Name: Craig E. LaBarge
                                -------------------------------
                          Title: President
                                -------------------------------

                                  TERM NOTE

$3,000,000.00                                               St. Louis, Missouri
                                                                  June 25, 1996

     For value received, LABARGE, INC., a Delaware corporation ("LaBarge"), LABARGE/STC, INC., a Texas Corporation ("LSTC"), and LABARGE WIRELESS, INC., a Missouri corporation ("LWI") (LaBarge, LSTC, and LWI are referred to both individually and collectively herein as 'Borrower') promise, jointly and severally, to pay to the order of THE BOATMEN'S NATIONAL BANK OF ST. LOUIS ("Lender") the principal sum of THREE MILLION DOLLARS ($3,000,000.00) in accordance with the amortization schedule contained in the Loan Agreement (defined below), plus all interest accrued thereon, on the Maturity Date.

     Borrower further promises to pay interest from the date hereof on the balance of said principal from time to time outstanding at a per annum rate or rates determined pursuant to the Loan Agreement. Upon the occurrence of any Event of Default as defined in the Loan Agreement, or at the option of Lender upon the occurrence of a Default as defined in the Loan Agreement, all outstanding principal and, to the extent permitted by law, accrued interest in respect of this Term Note (this "Note"), and all other amounts owing hereunder shall bear interest, payable on demand, at the Default Rate set forth in the Loan Agreement. In addition, such default rate of interest shall apply after Maturity, whether by acceleration or otherwise. All such interest shall be computed on the basis of a year deemed to consist of 360 days and paid for the actual number of days elapsed. Interest shall be payable on such dates as are provided under the Loan Agreement.

     Both principal and interest are payable in Dollars to Lender at its office at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101 (Attention: Jeffrey S. Potts).

     This Note is the Term Note referred to in, and is issued under the terms of, and pursuant to the provisions of, that certain Loan Agreement dated as of even date herewith between Lender and Borrower (as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time, the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the same meanings as given them in the Loan Agreement.

     This Note is secured by the Collateral described in the Loan Documents, executed from time to time by Borrower in favor of Lender as set forth in the Loan Agreement and reference to the Loan Documents and the Loan Agreement is made for a statement of the rights of the Lender with respect to such Collateral.

     Borrower shall prepay the principal amount of this Note to the extent provided in the Loan Agreement. Borrower may prepay the principal amount of this Note to the extent and upon the conditions provided in the Loan Agreement.

     The date and amount of all disbursements and receipts representing principal and receipts of interest by Lender with respect to the Term Loan shall be recorded by Lender in the records it maintains with respect thereto. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligations of Borrower under this Note to repay the principal amount advanced hereunder together with all interest accruing thereon. Such record as maintained by Lender shall constitute prima facie evidence of the amount outstanding under this Note.

     Reference is made to the Loan Agreement for provisions regarding the acceleration of the maturity hereof on the occurrence of any Event of Default, which provisions are incorporated herein by this reference.

     If Borrower sells, assigns, transfers or conveys all or any part of the Real Property Collateral or any interest therein without the prior written consent of Lender as required by the Loan Agreement, all outstanding principal and accrued interest under this Note shall become immediately due and payable.

     If any payment required under this Note or the Loan Agreement is not made when due, or upon any other Event of Default, Borrower shall pay all costs of collection on this Note, including but not limited to court costs and reasonable attorneys fees and actual expenses of such attorneys, whether or not litigation is commenced, including representation of Lender in connection with any bankruptcy or insolvency proceeding of Borrower.

     Demand for payment, protest, notice of dishonor, and all other notices and demands under this Note and any and all lack of diligence in the enforcement of this Note are hereby waived by all who are or shall become parties to this Note and the same hereby assent to each and every extension or postponement of the time of payment, at or after demand, or other indulgence, and hereby waive any and all notice thereof. Every such party by becoming a party to this Note further waives any and all defenses which such party may have based on suretyship or impairment of collateral with respect to this Note.

     No amendment, modification or waiver of any provision of this Note, nor consent to any departure by Borrower herefrom, shall be effective unless the same shall be in writing signed by an authorized officer of Lender, and then only in the specific instance and for the purpose for which given. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right under this Note preclude any other or further exercise thereof, or the exercise of any other right. Each and every right granted to Lender under this Note or allowed to it at law or in equity shall be deemed cumulative and such remedies may be exercised from time to time concurrently or consecutively at Lender's option.

     All notices required to be given or which may be given in connection with this Note shall be given in the manner required for notices under the Loan Agreement.

     This Note is governed by and shall be interpreted in accordance with the laws of the State of Missouri, without regard to choice of conflict of laws rules.


                        [the next page is the signature page]

                          LABARGE, INC., a Delaware corporation


                          By: Craig E. LaBarge
                              ---------------------------------
                          Name: Craig E. LaBarge
                                -------------------------------
                          Title: CEO and President
                                -------------------------------


                          LABARGE/STC, INC., a Texas corporation


                          By: Craig E. LaBarge
                              ---------------------------------
                          Name: Craig E. LaBarge
                                -------------------------------
                          Title: President
                                -------------------------------



                          LABARGE WIRELESS, INC., a Missouri corporation


                          By: Craig E. LaBarge
                              ---------------------------------
                          Name: Craig E. LaBarge
                                -------------------------------
                          Title: President
                                -------------------------------